                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
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                        Entrust Financial Services, Inc.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Shareholder,

This has been an interesting and exciting year for our company. In 2001, our company has narrowed its focus to concentrating on our core mortgage business. This decision came about because of the strong performance of the mortgage market.

The mortgage business has been the exciting part of our story. Our company’s subsidiary, Entrust Mortgage, was profitable last year, and continues to be profitable for the first six months in 2001. From January 2001 through June 2001, Entrust Mortgage has recorded four of its top six funding months in its history, with June being its highest funding month ever. This upward trend is continuing and Entrust is funding more business, more efficiently than ever.

A major part of this efficiency came as a result of the implementation of the automated underwriting software co-developed by Entrust. Mortgage brokers can access our website 24 hours a day, 7 days a week; fill out an abbreviated mortgage application; and get a detailed response instantaneously. Loan approvals have detailed stipulations which provide the mortgage broker with exacting instructions for submitting the final loan package. Denials give the broker the specific reason for why the loan was declined. Entrust’s underwriting system provides the broker instantaneous decisions while not encumbering Entrust’s staff, and automatically notifies the appropriate Entrust sales representative that one of their accounts has submitted a loan application.

Another of our subsidiaries, Entrust Homes, has completed its model homes and is preparing for its production and sales phases. The initial model home was appraised at $180,000 which is $20,000 higher than preliminary appraisals done six months earlier. This increased valuation validates the appreciation taking place in Charlotte County, Florida. The company is working on financing for its production and sales phases.

Overall, we feel that our company’s stock performance doesn’t reflect our true progress. With the discontinuance of the Application Service Provider (ASP) project and associated expenses, and focusing on our core business, our company is poised for overall profitability. Entrust Mortgage is profitable and ahead of its projections. Our software subsidiary is now profitable. We anticipate posting profits in our homes subsidiary the last half of this year. Our company has strong revenues, and we are exceeding projections. The mortgage and real estate markets in which our company focuses are boom markets. We believe we must get this message out. To disseminate this information more effectively; we plan to regularly distribute public releases of our performance. Hopefully, with this information, the investing public will help our stock reach its appropriate value. We are also examining the possibility of buying our common stock back in the open market, although we have not made a final decision on this.

We invite you to our annual shareholder’s meeting at 10:00am MST, on August 13, 2001, at our offices at 6795 E. Tennessee Avenue, 5th Floor, Denver, Colorado. Management encourages shareholder participation. Your suggestions and comments are appreciated. If you are unable to attend, a proxy is provided for your convenience.

Be assured that your management will continue its renewed focus and will prioritize making your company profitable. We feel this focus will be the best method to enhance shareholder value.

Sincerely,

James C. Saunders
Chairman

July 20, 2001

Entrust Financial Services, Inc.
6795 E. Tennessee Ave., 5th Floor
Denver, Colorado 80224

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 13, 2001

TO OUR SHAREHOLDERS:

        Notice is hereby given that an Annual Meeting of Shareholders (the “Meeting”) of Entrust Financial Services, Inc, will be held at our offices, 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224, on August 13, 2001, at 10:00 a.m., local time. A Proxy Card and a Proxy Statement for the Meeting are enclosed.

        The Meeting is for the purpose of considering and acting upon:

             1. The reelection of five (5) directors to the Board of Directors, to serve until their resignation or removal from office, or until their respective successor is elected and qualified;

             2. Approval of an Equity Incentive Plan for our officers, directors, and employees;

             3. The ratification of Michael Johnson & Company, LLC., CPA’s as our auditors for the fiscal year ended December 31, 2001; and

             4. Consideration of any matters which may properly come before the Meeting, or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Meeting.

        Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Only shareholders of record as of the close of business on July 13, 2001 are entitled to notice of and to vote at the Meeting. Our stock transfer books will remain open. There is printed on the following pages a Proxy Statement to which your attention is invited. Please read it carefully.

        You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                                                                                                                          By Order of the Board of Directors

                                                                                                                                          Scott J. Sax, President

Denver, Colorado
July 20, 2001

        YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID, ADDRESSED ENVELOPE. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

Entrust Financial Services, Inc.
6795 E. Tennessee Ave., 5th Floor
Denver, Colorado 80224

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 13, 2001

INTRODUCTORY STATEMENT

        This Proxy Statement and accompanying Proxy are furnished in connection with a solicitation of Proxies by the Board of Directors of Entrust Financial Services, Inc. for use at the Annual Meeting of our Shareholders, to be held at our offices, 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224 on August 13, 2001, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Reference in this document to “us,” “we,” or “the Company” refers to Entrust Financial Services, Inc. its predecessor and its subsidiaries.

        Shareholders of record at the close of business on July 13, 2001 will be entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote for each matter submitted to a vote at the meeting. Shares represented by executed and unrevoked Proxies will be voted in accordance with the specifications made thereon. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by giving another Proxy or by letter or telegram directed to us. Any such revocation must show the shareholder’s name and must be received prior to the commencement of the meeting in order to be effective. Additionally, any shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any Proxy previously given. Where no instructions are indicated, Proxies will be voted “FOR” the change of name to be considered at the Annual Meeting or any adjournment thereof. We plan to mail proxy materials to shareholders of record on or about July 20, 2001.

VOTING SECURITIES, PRINCIPAL HOLDERS AND SECURITY
OWNERSHIP OF MANAGEMENT

        The approval of the proposals set forth in this Proxy Statement requires the affirmative vote of a majority of the shares entitled to be voted at the Meeting.

        All voting rights are vested exclusively in the holders of our common stock, with each share entitled to one vote. Only shareholders of record at the close of business on July 13, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof. As of July 13, 2001, we had approximately 22,676,227 shares of common stock outstanding.

VOTING

        Pursuant to the terms of our Articles of Incorporation every shareholder voting for the election of directors is entitled to one vote for each share. A shareholder may vote each share once for one nominee to each of the director positions being filled. A shareholder may not accumulate votes.

ACTION TO BE TAKEN UNDER THE PROXY

        Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specific matter will be voted as follows with respect to such matter: “FOR” the reelection of five (5) directors to the Board of Directors; “FOR” the approval of an Equity Incentive Plan for our officers, directors, and employees; “FOR” the ratification of Michael Johnson & Company, LLC., CPA’s as our auditors for the fiscal year ended December 31, 2001; and “FOR” the consideration of any matters which may properly come before the Meeting, or any adjournment thereof.

        At this time, our management is not aware of any other business to come before the Meeting. If, however, any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their judgement on such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Meeting from time to time.

ELECTION OF DIRECTORS

        We propose that our five (5) current Directors be re-elected to our Board of Directors, each such Director to hold office until the next Annual Meeting of shareholders or until their successors are elected and qualified. Our Directors and Executive Officers, their ages and positions are as follows:

NAME                        AGE              POSITION HELD

James Saunders               52              Chairman and
                                             Director

Scott J. Sax                 31              President and
                                             Director

Patricia W. Saunders         52              Secretary,
                                             Treasurer and Director

Richard M. Muller            48              Director

Matthew Connolly             47              Director

        Our Directors will serve in such capacity until the next annual meeting of our shareholders and until their successors have been elected and qualified. The officers serve at the discretion of our Directors. Scott Sax is the son-in-law of James Saunders and Patricia W. Saunders. James Saunders and Patricia W. Saunders are husband and wife. Otherwise, there are not any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

        James Saunders

        Mr. Saunders has been our Chairman and a Director since 2000. He has been involved with the mortgage industry since 1981 and has served as managing director of both large retail and wholesale mortgage companies including Southern Network Mortgage, Express Mortgage, Equityline Financial Services, Inc., and EMB Mortgage. He has developed large commercial and residential real estate projects and has served as President of three different Kiwanis International chapters. Mr. Saunders has a University College Degree from the University of Florida.

        Scott J. Sax

        Mr. Sax has been our President and a Director since 1999. He has been involved with us through Entrust Mortgage since 1999 and has also been the President of Entrust Mortgage during this period. From 1997 to 1999, he was Operations Manager of EMB Mortgage Corp., a private mortgage company. From 1993 to 1997, he was an officer of Investment Consultants, Inc., which did business as Equityline Financial Services, Inc. Mr. Sax as a B.S. degree in Management from Georgia Institute of Technology.

        Patricia W. Saunders

        Ms. Saunders has been our Secretary-Treasurer and a Director since 1999. She has been involved with us through Entrust Mortgage since 1999 and has also been the broker compliance manager of Entrust Mortgage during this period. From 1993 to 1999, she was President of Investment Consultants, Inc., which did business as Equityline Financial Services, Inc. From 1987 to 1992, she was President of Administrative and Management Consulting Services, Inc. Ms. Saunders has a B.S. degree in Marketing from the University of Florida.

        Richard M. Muller

        Mr. Muller has been a Director since 1999. From 1999 to the present, he has been the Chief Financial Officer of Isotec, Incorporated, a Colorado security systems company. From 1986 to the present, he has involved in various capacities with Denora Corporation, a private multi-national investment company. Mr. Muller has a B.S. degree in Business Administration from the University of Colorado.

        Matthew Connolly

        Mr. Connolly has been a Director since 2000. He is a Certified Public Accountant. In the 1970’s, he became involved with the accounting firm of Kaufman, Rossin, and Company. For more than the past five years, he has had his own accounting firm. He has extensive experience with public companies and profession qualifications in strategic planning, finance, budgeting, as well as public company operations and valuations. Mr. Connolly has a BS degree in Accounting from Northern Arizona University.

        The Board of Directors has established a Compensation Committee, which consists of Messrs. Muller and Connolly. Otherwise, the Board of Directors has no committees. Members of the Board of Directors receive no additional compensation for their service on the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

        Section 16(a) of the Securities Exchange Act of 1934 (the “34 Act”) requires our officers and directors and persons owning more than ten percent of our Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Additionally, Item 405 of Regulation S-B under the 34 Act requires us to identify in our proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section. No filings were required of our Officers or Directors in the last fiscal year.

        The following table sets forth the Summary Compensation Table for the Chief Executive Officer and the other compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last three completed fiscal years. Except as indicated in the footnotes to this section, no other compensation not covered in the following table was paid or distributed by the Company to such persons during the period covered. Employee Directors receive no additional compensation for service on the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                            Annual Compensation                Long Term Compensation
                            -------------------                ----------------------
                                               Awards                  Payouts
                                       --------------------    ----------------------
Name                                              Other        Restricted      All
 and                       Salary      Annual     Stock(1)(3)     LTIP        Other
Principal(1)(2)(3)         Compen-      Bonus     Compen-         Award(s)    Options/
Position           Year    sation($)     ($)      sation ($)
-----------------  ---     --------    -------   -----------   -----------   ---------

James              2000     $154,038     --          --            --           --
Saunders
Chairman(1)

Scott J.           2000     $154,823     --          --            --           --
Sax                1999       52,500
President(2)       1998        -0-       --          --            --           --

Patricia W.        2000     $ 34,097     --          --            --           --
Saunders           1999       20,769
Treasurer(2)       1998        -0-       --          --            --           --

J. Dean            2000        -0-       --          --            --           --
Burden             1999       13,080
President(3)       1998       59,259

                 (1) Mr. Saunders became an officer in 2000.

                 (2) Mr. Sax and Ms. Saunders became officers in 1999.

                 (3) Mr. Burden resigned from all offices in 1999.

        With our Equity Incentive Plan as approved by our board of directors on June 22, 2001, we have established a compensation committee for the grant of shares and stock options. Otherwise we have no retirement, pension, insurance or other similar programs but plan to establish such programs in the future, although there are no definitive plans to do so at this time.

        The persons named in the accompanying form of Proxy intend to vote such Proxy FOR the election of the persons listed above, unless shareholders specifically indicate in their Proxies that they desire to abstain from voting for the electing of certain Directors to office. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the Board of Directors reserves the right to substitute another person(s) of their choice as nominee(s). Each nominee must be approved by an affirmative vote of a majority of the quorum of the shares present and entitled to vote at the Annual Meeting of shareholders. The Board of Directors recommends that shareholders vote FOR the election of each nominee.

APPROVAL OF AN EQUITY INCENTIVE PLAN FOR OUR
OFFICERS, DIRECTORS AND EMPLOYEES

This section provides a summary of the terms of the Equity Incentive Plan and the proposal to approve the plan.

        Our board of directors approved the Equity Incentive Plan on June 22, 2001. We are asking our stockholders to approve our Equity Incentive Plan as we believe that approval of the plan is essential to our continued success. We are also asking our stockholders to approve the plan so that awards granted under the plan may qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

        The purpose of the plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

        In the judgment of the board, an initial or increased grant under the plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of plan participants with those of the stockholders.

        At July 9, 2001, there were 2,500,000 shares of common stock reserved for issuance under the plan. Of those 2,500,000 shares of common stock, none have yet been reserved for issuance upon exercise of granted options. All 2,500,000 shares of common stock are available for issuance. On July 9, 2001, the closing bid price of our common stock was $.125 per share. Because participation and the types of awards under the plan are subject to the discretion of the compensation committee, the benefits or amounts that will be received by any participant or group of participants if the plan is approved are not currently determinable.

DESCRIPTION OF THE PLAN

        A description of the provisions of the Equity Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the plan, a copy of which is attached as appendix A to this proxy statement.

Administration. The plan is administered by the compensation committee of the board. Subject to the terms of the plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan. The common stock issued or to be issued under the plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the plan.

Eligibility. Awards may be made under the plan to our employees, officers, directors, advisors and independent contractors, including any such employee who is an officer or director of us or of any affiliate.

Amendment or Termination of the Plan. The compensation committee may terminate or amend the plan at any time and for any reason. However, amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Options. The plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

        The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant. Options may be made exercisable in installments. Unless the award agreement provides otherwise, vested options are generally exercisable for one year after the grantee’s termination due to his or her disability or retirement. Vested options are exercisable for one year after the grantee’s termination of employment due to death. If a grantee terminates employment for a reason other than death, disability or retirement, the grantee will generally have 30 days to exercise the vested portion of his or her option; provided that if the termination is for cause the option will terminate immediately. The exercisability of options may be accelerated by the compensation committee.

        In general, an optionee may pay the exercise price of an option by cash or cash equivalents, by tendering shares of our common stock, or by means of a cashless exercise.

        Stock options granted under the plan may not be sold, transferred, pledged, or assigned other than by will or under applicable laws of descent and distribution. However, limited transfers of non-qualified options may be permitted for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards. The compensation committee may also award:

        . shares of restricted stock, which are shares of common stock subject to restrictions;

        . stock appreciation rights, which are rights to receive a number of shares or, in the discretion of the compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the compensation committee;

Effect of Certain Corporate Transactions. Certain change in control transactions involving us, such as a sale of the company, may cause awards granted under the plan to terminate, unless the awards are continued or substituted for in connection with the change in control transaction.

Adjustments for Stock Dividends and Similar Events. The compensation committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as us to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to the covered employees. However, performance-based compensation is excluded from this limitation. The plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

        To qualify as performance-based:

                 (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

                 (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

                 (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

                 (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

        In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if (1) the grant or award is made by the compensation committee, (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee, and (3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant.

        One or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the compensation committee in establishing performance goals:

        . total stockholder return;
        . such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;
        . net income;
        . pretax earnings;
        . earnings before interest expense, taxes, depreciation and amortization;
        . pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;
        . operating margin;
        . earnings per share;
        . return on equity;
        . return on capital;
        . return on investment;
        . operating earnings;
        . working capital;
        . growth in revenue;
        . growth in sales;
        . return on net assets employed;
        . net operating profit after taxes less the cost of capital;
        . cash flow; and
        . ratio of debt to stockholders’ equity.

        Under the Internal Revenue Code, a director is an “outside director” if (1) he or she is not a current employee of the corporation, (2) he or she is not a former employee who receives compensation for prior services (other than under a qualified retirement plan), (3) he or she has not been an officer of the corporation, and (4) he or she does not receive, directly or indirectly(including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the corporation in any capacity other than as a director.

        There is no maximum number of shares of common stock subject to options that can be awarded under the plan to any person per year.

FEDERAL INCOME TAX CONSEQUENCES

Qualified Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

        For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

        If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        A grantee who has transferred a non-qualified stock option to a spouse, child, grandchild, parent or sibling by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includible in the grantee’s estate for estate tax purposes.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance Share Awards. There are no immediate tax consequences of receiving an award of performance shares under the plan. A grantee who is awarded performance shares will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee pursuant to the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Upon a grantee’s disposition of performance shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the grantee as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the grantee has held the shares of common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

        The persons named in the accompanying form of Proxy intend to vote such Proxy FOR the adoption of the Equity Incentive Plan unless shareholders specifically indicate in their Proxies that they desire to abstain from voting for the proposal. The proposal must be approved by an affirmative vote of a majority of the quorum of the shares present and entitled to vote at the Annual Meeting of shareholders. The Board of Directors recommends that shareholders vote FOR the proposal.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We have appointed independent public accountants Michael Johnson & Company, LLC, CPA’s for the fiscal year ended December 31, 2001. This appointment will be submitted to the shareholders for ratification at the Meeting.

        The submission of the appointment of Michael Johnson & Company, LLC, CPA’s is not required by law or the bylaws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. To be adopted, the resolution requires the affirmative vote of a majority of the shares voting at the meeting. The Board of Directors recommends a vote FOR the resolution.

OTHER MATTERS

        As of the date of this Proxy Statement, our Management has no knowledge of any business, other than previously described herein, which should be presented for consideration at the meeting. In the event that any other business is presented at the meeting, it is intended that the persons named in the enclosed Proxy will have authority to vote such Proxy in accordance with their best judgment on such business.

SOLICITATION OF PROXIES

        The cost of solicitation will be borne by us. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitation by mail, our directors, officers, and regular employees may solicit Proxies personally or by telegraph or telephone, without additional compensation.

NOTICE TO BANKS, BROKERS/DEALERS, VOTING TRUSTEES,
AND THEIR NOMINEES

        Please advise us, in care of our corporate address, whether any other persons are the beneficial owners of the shares of common stock for which Proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement, and other soliciting materials, you wish to receive in order to supply copies to the beneficial owners of shares.

                                                                                                                                          Entrust Financial Services, Inc.

                                                                                                                                          By: Scott J. Sax
                                                                                                                                          President

Dated: July 20, 2001

Attachment A

ENTRUST FINANCIAL SERVICES, INC.

Equity Incentive Plan
June 22, 2001

        1. Purpose. ENTRUST FINANCIAL SERVICES, INC. (the “Company”) hereby establishes its Equity Incentive Plan (the “Plan”). The purpose of the Plan is to help the Company and its subsidiaries to attract and retain competent employees, officers, directors, advisors and independent contractors by providing them with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped produce.

        2. General Provisions.

                 (a) The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall be comprised of one or more directors designated by the Board of Directors (the “Board”). If and to the extent that Securities Exchange Act Rule 16b-3 or Internal Revenue Code Section 162 are applicable to the Plan, Committee members shall qualify as “Non-Employee Directors” within the meaning of Securities Exchange Act Rule 16b-3 and as “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3). (In the event Rule 16b-3 or Treasury Regulation Section 1.162-27(e)(3) is amended, modified or repealed, the requirements for being a member of the Committee shall reflect the then current requirements of the successor rule or regulation, if any.) Options granted under the Plan are intended to qualify for the “qualified performance based compensation” exception to Internal Revenue Code Section 162(m). Notwithstanding the foregoing, if it would be consistent with all applicable laws, including without limitation Rule 16b-3 and Treasury Regulation Section 1.162-27(e)(3), then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall be read as referring to the Board of Directors.

        (b)          The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. The Committee shall determine, in its sole discretion, which participants under the Plan shall be granted restricted stock, stock options or stock appreciation rights, the time or times at which stock, options and rights are granted, as well as the number of shares and the duration of the options or rights which are granted to participants. The Committee shall also determine any other terms and conditions relating to restricted stock, options and rights granted under the Plan as the Committee may prescribe, in its sole discretion. The Committee shall make all other determinations and take all other actions which it deems necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

        (c)          Any action of the Committee with respect to the Plan shall be taken by majority vote or by the unanimous written consent of the Committee members. The Committee may, in its discretion, delegate its administrative duties with respect to the Plan to an officer or employees, or to a committee composed of officers or employees, of the Company.

        (d)          The Board (with members of the Committee abstaining) shall have the authority to make grants under the Plan to members of the Committee and may also establish a formula by which grants will automatically be made to members of the Committee. The Committee shall have the authority to make grants hereunder to members of the Board other than Committee members and may also establish a formula by which grants will automatically be made to Board members.

        3. Eligibility. Employees, officers, directors, advisors and independent contractors of the Company and its subsidiaries shall be eligible to participate in the Plan and to receive restricted stock, options and rights hereunder, except where the Committee determines that a particular subsidiary will not participate in the Plan. However, Incentive Stock Options may only be granted to officers and directors who are employees of the Company or its subsidiaries at all times during the period beginning on the date of grant of the option and ending on the day three months before the date of exercise.

        4. Shares Subject To Plan. The aggregate number of shares of the Company’s Common Stock which may be issued to participants shall be 2,500,000 shares, subject to adjustment as provided in Section 9. The shares subject to this Plan may consist of shares of the Company’s authorized but unissued Common Stock or shares of the Company’s authorized and issued Common Stock reacquired by the Company and held in its treasury or any combination thereof. To the extent that a participant pays for the exercise of an option with shares of the Company’s stock rather than cash, the tendered shares shall be deemed to be added back to the Plan, increasing the total number of shares subject to and reserved for the Plan by that amount. If an option granted under the Plan is surrendered, or for any other reason ceases to be exercisable in whole or in part, the shares as to which the option ceases to be exercisable shall be available to be granted to the same or other participants under the Plan, except to the extent that an option is deemed surrendered by the exercise of a tandem stock appreciation right and that right is paid by the Company in stock, in which event the shares issued in satisfaction of the right shall not be available for new options or rights under the Plan. Shares of restricted stock that are forfeited under the Plan shall be deemed to be added back to the Plan, increasing the total number of shares subject to and reserved for the Plan by that amount.

        5. Stock Options.

                 (a) Type Of Options. Options granted may be either Nonqualified Stock Options or Incentive Stock Options as determined by the Committee in its sole discretion and as reflected in the Notice of Grant issued by the Committee. “Incentive Stock Option” means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). “Nonqualified Stock Option” means an option not intended to qualify as an Incentive Stock Option or an Incentive Stock Option which is converted to a Nonqualified Stock Option, either under Section 8(b) hereof or by operation of law.

                 (b) Option Price. Except as provided for in subsection 4(b)(iv),the price at which options may be granted under the Plan shall be determined by the Committee at the time of grant as follows:

        (i)                  For Incentive Stock Options the option price shall be equal to 100% of the Fair Market Value of the stock (as defined below); provided, however, that for Incentive Stock Options granted to any person who, at the time such option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation, the Option Price shall be 110% of the Fair Market Value.

        (ii)                  For Nonqualified Stock Options the option price may be less than the Fair Market Value of the stock. However, any grant of a Nonqualified Stock Option at a price less than Fair Market Value will not qualify for the “qualified performance based compensation” exception to Internal Revenue Code § 162(m).

        (iii)                  "Fair Market Value" shall mean, if there is an established market for the Company’s Common Stock on a stock exchange, in an over-the-counter market or otherwise, the average Closing Price of the Company’s stock for the 10 consecutive trading days immediatly before the valuation date, provided that the Committee may, in its discretion provide an alternative definition for Fair Market Value in the instrument granting the right or option. Unless otherwise specified by the Committee at the time of grant (or in the formula applicable to such grant), the valuation date for purposes of determining the option price shall be the date of grant. The Committee (or the Board of Directors with respect to grants to Committee members) may specify that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days prior to the date of grant, and Fair Market Value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period. If there is no established market for the Company’s Common Stock, or if there were no sales during the applicable valuation period, the determination of Fair Market Value shall be established by the Committee in its sole discretion, considering the criteria set forth in Treas. Reg. Section 20.2031-2 or successor regulations.

                 (c) Exercise Of Option. The Committee may determine at the time of grant to the participant, at its sole discretion, the time periods or vesting schedule over which the options become exercisable, or “vested”. In addition to vesting schedule which may be determined by the Committee with respect to specific grant, the Committee may provide that certain conditions, such as continuous service or specified performance criteria or goals, must be satisfied for such vesting. The determination as to whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Committee. These terms and conditions may be different for different participants.

                 The Committee may provide that an option will be exercisable prior to vesting, and that upon exercise the participant will receive restricted stock (as described in Section 7), subject to restrictions reflecting any vesting period or conditions of the option that are unfulfilled at the time of exercise.

                 Options shall be exercised when written notice of exercise by the participant, and full payment for the shares with respect to which the option is exercised, has been received by the Company at its principal office. The exercise of options shall be paid for in cash or in shares of the Company’s Common Stock, or any combination thereof. Shares tendered as cashless payment for option exercises shall be valued at the Fair Market Value of the shares on the date of exercise. The Committee may, in its discretion, agree to a loan by the Company to one or more participants of a portion of the exercise price (not to exceed the exercise price minus the par value of the shares to be acquired, if any) for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. The Board may approve such loans to members of the Committee.

                 The Committee may also permit a participant to effect a cashless or net exercise of an option without tendering any shares of the Company’s stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of the Company’s stock and shall receive from the Company a number of shares equal to the difference between (i) the shares that would have been tendered to pay the option price and withholding taxes, if any, and (ii) the number of options exercised.

                 The Committee may also cause the Company to enter into arrangements with one or more licensed stock brokerage firms whereby participants may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the option price and withholding taxes, if any, and then to transmit the proceeds from such sales directly to the Company in satisfaction of such obligations.

                 A participant shall have no rights as a shareholder with respect to any shares of common stock subject to an option prior to the date of exercise of the option.

                 (d) Duration Of Options. Unless otherwise prescribed by the Committee or the Plan, options granted hereunder shall expire ten (10) years from the date of grant, subject to early termination as provided in Section 8.

                 (e) Incentive Stock Option Limitations. In no event shall an Incentive Stock Option be granted to any person who, at the time such option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, unless the option price is at least 110% of the Fair Market Value of the stock subject to the option, and such option is by its terms not exercisable after the expiration of five (5) years from the date of grant. The aggregate Fair Market Value (determined as of the time that option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any individual employee during any single calendar year under the Plan shall not exceed $100,000. In addition, employees are advised that in order to receive the tax benefits of an Incentive Stock Option, they must not resell or otherwise dispose of the stock acquired upon exercise of the Incentive Stock Option until two (2) years after the date the option was granted and one (1) year after it was exercised.

        6. Stock Appreciation Rights.

                 (a) Grant. Stock appreciation rights may be granted by the Committee under the Plan upon such terms and conditions as it may prescribe. A stock appreciation right may be granted in connection with an option (the “Related Option”) previously granted or to be granted under the Plan (a “Tandem Right”), or may be granted separately (a “Separate Right”). Upon grant of a Separate Right, the Committee shall specify an exercise price for the right. Upon exercise of a stock appreciation right, the participant is entitled to receive the excess of Fair Market Value, on the date of exercise, of the Company’s Common Stock over the option price of the Related Option (in the case of a Tandem Right), or over the exercise price of the right (in the case of a Separate Right). Such excess is hereafter called “the differential.”

                 (b) Exercise Of Stock Appreciation Rights. Stock appreciation rights shall be exercisable and payable in the following manner:

                         (i) A Separate Right shall be exercisable at the time or times prescribed by the Committee. A Tandem Right shall be exercisable at the same time or times that the Related Option could be exercised. Stock appreciation rights shall be exercised when written notice of exercise by the participant has been received by the Company at its principal office. Upon receipt of such notice, the Company shall determine, in its sole discretion, whether the participant’s stock appreciation rights shall be paid in cash or in shares of the Company’s Common Stock or any combination of cash and shares and thereupon shall, without deducting any transfer or issue tax, deliver to the person exercising such right an amount of cash or shares of the Company’s Common Stock or a combination thereof with a value equal to the differential minus withholding taxes, if any. No fractional share of Common Stock shall be issued; rather, the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be disregarded.

                         (ii) The exercise of a Tandem Right shall automatically result in the surrender of the Related Option by the participant on a share for share basis. Likewise, the exercise of a stock option shall automatically result in the surrender of the related Tandem Right.

                         (iii) The Committee may impose any other terms and conditions it prescribes upon the exercise of a stock appreciation right, which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

                 (c) Limitation On Payments. Notwithstanding any other provision of the Plan, the Committee may from time to time determine, including at the time of exercise, the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year; provided, however, that all such amounts shall be paid in full no later than the end of the year immediately following the year in which the participant exercised such stock appreciation rights. Any determination under this paragraph may be changed by the Committee from time to time provided that no such change shall require the participant to return to the Company any amount theretofore received or to extend the period within which the Company is required to make full payment of the amount due as the result of the exercise of the participant’s stock appreciation rights.

                 (d) Expiration Of Stock Appreciation Rights. Unless earlier terminated under Section 8, each Tandem Right shall expire on the date on which the Related Option expires or terminates, and each Separate Right shall expire on the date prescribed by the Committee.

        7. Restricted Stock.

                 (a) Grant. The Committee may grant shares of the Company’s Common Stock to persons eligible for grants under the Plan, subject to such restrictions, if any, as may be determined by the Committee, including but not limited to that person’s continuous employment by or service to the Company for a specified period of time or the attainment of specified performance goals or objectives by that person, a group of persons or the Company as a whole. The determination as to whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Committee. These terms and conditions may be different for different participants.

                 (b) Voting Rights. A participant will have all voting, dividend, liquidation and other rights with respect to the shares of restricted stock in accordance with its terms upon becoming the holder of record of such stock; provided, however, that the participant shall have the right to sell or otherwise transfer such stock only to the extent that vesting and performance criteria have been satisfied. Such limitations may be enforced, in the sole discretion of the Committee, by placing a restrictive legend on the stock certificates, or by making arrangements for custody of the stock certificates.

        8. Early Termination.

                 (a) Death or Disability. If a participant’s employment or engagement by the Company terminates because of total disability (as defined below) or because of retirement at 65 years of age or later, any options or stock appreciation rights granted to such participant shall expire three (3) months after such termination. If the participant dies while employed or engaged by the Company, to the extent that the option was exercisable at the time of the participant’s death or such option provides that it shall immediately vest upon the recipient’s death, such option may, within one year after the participant’s death, be exercised by the person or persons to whom the participant’s rights under the option pass by will or by the applicable laws of descent and distribution; provided, however, that an option or stock appreciation right may not be exercised after the expiration date as originally granted. In the event of termination by reason of death or total disability as described in this paragraph, all employment period and other restrictions applicable to restricted stock then held by the participant shall lapse, and such stock shall become fully nonforfeitable.

                 An employee who is absent from work with the Company because of total disability, as defined below, shall not by virtue of such absence alone be deemed to have terminated such participant’s employment with the Company. All rights which such participant would have had to exercise options or stock appreciation rights granted hereunder will be suspended during the period of such absence and may be exercised cumulatively by such participant upon return to the Company so long as such rights are exercised prior to the expiration of the option or stock appreciation right as originally granted. For purposes of the Plan, “total disability” means disability, as a result of sickness or injury, to the extent that the participant is prevented from engaging in any substantial gainful activity and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

                 (b) Other Terminations. If a participant’s employment or engagement by the Company terminates for any other reason, whether terminated by the participant or the Company, other than for cause, as that term is defined herein, then (i) all options granted to such participant under the Plan shall terminate thirty (30) days after the date the participant ceased to be an employee of the Company. If a participant’s employment or engagement by the Company terminates for cause, then all non vested options granted to such participant shall be void for all purposes. For the purposes of this Plan, “cause” shall mean a gross violation, as determined by the Company, of the Company’s established policies and procedures. If a participant’s employment or engagement by the Company terminates for any other reason, whether terminated by the Participant or the Company, with or without cause, any restricted stock as to which the employment period or other restrictions have not been satisfied shall be forfeited. The preceding sentences will not apply if the participant becomes or remains a non-employee officer, director, advisor or independent contractor. In that event, any Incentive Stock Option held by the participant shall be converted to a Nonqualified Stock Option on the date the participant’s employment or engagement terminates.

                 (c) Waiver Of Vesting Restrictions. In any circumstance described in this section, the Committee shall have the discretion to waive any vesting restrictions on the participant’s restricted stock, options or rights, or the early termination thereof.

                 (d) Authority To Impose Different Restrictions. The provisions of this paragraph 8 shall be the default provisions for all grants under this plan. The Committee shall have absolute discretion, subject only to requirements imposed by the securities laws, the Internal Revenue Code and the Company’s Articles of Incorporation and By-laws to impose alternative requirements relating to early terminations. In the event that an option agreement contains termination provisions which differ from the provisions of this paragraph 8, the provisions of the option agreement shall control.

        9. Capital Adjustments. If any changes are made to the shares of Common Stock (whether by reason of reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), the Committee shall make the adjustments it deems appropriate in: (i) the number of outstanding stock options and stock appreciation rights, (ii) the option price thereof, and (iii) the aggregate number of shares which may be made subject to stock options or which may be granted to any one participant hereunder. If any such adjustment results in a fractional share, the fraction shall be disregarded.

        10. Nontransferability. Unless an option agreement specifically provides otherwise, during a participant’s lifetime, a right or an option may be exercised only by the participant. Options and rights granted under the Plan, restricted stock as to which the vesting and performance criteria have not been satisfied, and the rights and privileges conferred thereby, shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law (including Exchange Act Rule 16b-3), the Committee may, in its sole discretion, (i) permit a recipient of a Nonqualified Stock Option to designate in writing during the participant’s lifetime a beneficiary to receive and exercise the participant’s Nonqualified Stock Options in the event of such participant’s death, (ii) grant Nonqualified Stock Options that are transferable to the immediate family or a family trust of the participant, and (iii) modify existing Nonqualified Stock Options to be transferable to the immediate family or a family trust of the participant. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or right or unvested restricted stock under the Plan, or of any right or privilege conferred thereby, contrary to the provisions of the Plan shall be null and void.

        11. Resale Of Shares Purchased. Except as provided in Section 7 with respect to restricted stock, all shares of stock acquired under the Plan may be freely resold, subject to applicable state and federal securities laws restricting their transfer. However, the Company may impose various conditions to exercise of an option, including a requirement that the person exercising such option represent and warrant that, at the time of such exercise, the shares of Common Stock being purchased are being purchased for investment and not with a view to resale or distribution thereof. In addition, the resale of shares purchased upon the exercise of Incentive Stock Options may cause the employee to lose certain tax benefits if the employee fails to comply with the holding period requirements described in Section 5(e) hereof.

        12. Acceleration Of Rights And Options. If the Company or its shareholders agree to dispose of all or substantially all of the assets or stock of the Company (whether by sale, merger or other reorganization, liquidation, or otherwise), any right or option granted pursuant to the Plan shall become immediately and fully exercisable during the period from the date of the agreement to the date the agreement is consummated (or, if earlier, the date the right or option terminates in accordance with the Plan). However, no option or right shall be accelerated under this section if the shareholders of the Company immediately before the contemplated transaction will own 50% or more of the total combined voting power of all classes of voting stock of the surviving entity (whether the Company or some other entity) immediately after the transaction, provided that if the corporate entity changes, the recipient shall receive a substantially equivalent right or option in the new entity upon terms and conditions that are no less favorable than the terms and conditions of the existing right or option. In the event the contemplated transaction terminates without being consummated, the options and rights granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

        13. Tax Withholding. Each participant agrees that, if and to the extent required by law, the Company shall withhold or require the payment by the participant of any state, federal or local taxes resulting from the exercise of an option or right or the grant or vesting of restricted stock; provided, however, that to the extent permitted by law, the Committee may in its discretion, permit some or all of such withholding obligation to be satisfied by the delivery by the participant of, or the retention by the Company of, shares of its Common Stock.

        14. Compliance With Securities Laws. Shares shall not be issued with respect to any option or right granted under the Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange or automated quotation system upon which shares of the Company’s stock may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Each participant must consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the exercise of the option or right restricting their transferability as may be required by law, the option or right, or the Plan.

        15. Reports To Participants. Upon written request, the Company shall furnish to each participant a copy of its most recent annual report, if any, filed with the Securities and Exchange Commission and each quarterly report to shareholders issued since the end of the Company’s most recent fiscal year.

        16. No Employee Contract. The grant of restricted stock or an option or right under the Plan shall not confer upon any participant any right with respect to continuation of employment by, or the rendition of advisory or consulting services to, the Company, nor shall it interfere in any way with the Company’s right to terminate the participant’s employment or services at any time.

        17. Nonexclusivity of the Plan. Approval of the Plan does not create any limitations on the authority of the Company to adopt other incentive or compensation arrangements of any nature, nor does it modify any other compensation practice of the Company.

        18. Amendment, Suspension, Or Termination Of Plan. The Committee may at any time suspend or terminate the Plan and (except as described below) may amend it from time to time in such respects as the Committee may deem advisable in order that options and rights granted hereunder shall conform to any change in the law, or in any other respect which the Committee may deem to be in the best interests of the Company. However, no such amendment shall, without the participant’s consent, alter or impair any of the rights or obligations under any option or stock appreciation rights theretofore granted to a participant under the Plan. Further, no such amendment shall, without shareholder approval: (a) increase the total number of shares available for grants of options or rights under the Plan (except as provided by Section 9 hereof); or (b) effect any change to the Plan which is required by law (including without limitation the regulations promulgated under Section 422 of the Code) to be approved by the shareholders.

        19. Effective Date. The effective date of the Plan shall be June 22, 2001. The Plan shall be submitted for ratification by the Company’s shareholders as required by applicable law (including as required to qualify for the “qualified performance based compensation” exception to Code Section 162(m)). Until the Plan has been ratified by the Company’s shareholders, all grants under the Plan also shall be subject to shareholder ratification.

        20. Termination Date. Unless the Plan shall have been previously terminated by the Committee, the Plan shall terminate on June 22, 2011, and no stock, option or right shall be granted after that date. Stock, options and rights outstanding under the Plan at that date shall continue to be governed by the provisions of the Plan.

        This Equity Incentive Plan has been approved by the Board of Directors and Shareholders of the Company and is adopted and effective this 22nd day of June, 2001.

                                                                                                                                           // Signed //
                                                                                                                                          Patricia Saunders
                                                                                                                                          Secretary

PROXY
Entrust Financial Services, Inc.
6795 E. Tennessee Ave., 5th Floor
Denver, Colorado 80224

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

        THE UNDERSIGNED hereby appoints and constitutes Scott J. Sax and James Saunders, and each of them, as his true and lawful agents and proxies, with full power of substitution and revocation in each, to attend, represent and to vote the shares of common stock of the undersigned at the Annual Meeting of Shareholders of Entrust Financial Services, Inc., to be held at our offices, 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224, on August 13, 2001, at 10:00 a.m., local time and at any adjournment thereof, on all matters coming before said meeting.

        Management recommends a vote FOR items 1, 2, 3 and 4. SHARES WILL BE SO VOTED UNLESS YOU INDICATE OTHERWISE:

        1.    The reelection of the following to the Board of Directors, to serve until their resignation or removal from office, or until their respective successor is elected and qualified:

           James Saunders           FOR               AGAINST               ABSTAIN

           Scott J. Sax                   FOR               AGAINST               ABSTAIN

           Patricia Saunders         FOR               AGAINST               ABSTAIN

           Richard M. Muller        FOR               AGAINST               ABSTAIN

           Matthew Connolly       FOR               AGAINST               ABSTAIN

        2.    Approval of an Equity Incentive Plan:

                                                   FOR               AGAINST               ABSTAIN

        3.    Ratification of Michael Johnson & Company, LLC., CPA’s as our auditors for the fiscal year ended December 31, 2001:

                                                   FOR               AGAINST               ABSTAIN

        4.    To consider and act upon any matters which may properly come before the Meeting or any adjournment thereof. The Board of Directors is not aware of any business to come before the Meeting:

                                                   FOR               AGAINST               ABSTAIN

Dated:                                           , 2001.

(Printed Name of Shareholder)

(Signature of Shareholder)

        This Proxy Must Be Signed Exactly As Your Name Appears On Your Stock Certificate. Executors, Administrators, Trustees, Etc., Should Give Full Title As Such. If The Signer Is A Corporation, Please Sign Full Corporate Name By Duly Authorized Officer.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THE FAILURE TO CHECK A BLOCK WILL BE TAKEN AS A VOTE FOR THE PROPOSITION.

Attachment B

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-KSB405

Annual Report Under Section 13 or 15(d)
of the Securities Exchange Act of 1934
Fiscal Year Ended: December 31, 2000
Commission File No. 0-23965

Entrust Financial Services, Inc.
formerly known as easyQual.com, Inc.
(Exact Name of Small Business Issuer as spcified in its charter)

                                                         Colorado                                                                                                                                    84-1374481
                                                 (State or other jurisdiction                                                                                                 (IRS Employer File Number)
                                                  of incorporation)

Fifth Floor, 6795 E. Tennessee Ave., Denver, CO        80224
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (303) 322-6999

Securities Registered Under Section 12(B) of the Exchange Act: None
Securities Registered Under Section 12(G) of the Exchange Act:

Common Stock,$.0000001 per share par value

        Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X]  No [  ]

        Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is contained in this form and no disclosure will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB. [X]

        State issuer’s revenues for its most recent fiscal year $3,399,737. The aggregate market value of the voting stock of the Registrant held by non-affiliates as of December 31, 2000 was not able to be determined since the Registrant’s stock has not ever traded. The number of shares outstanding of the Registrant’s common stock, as of the latest practicable date, February 28, 2001, was 20,654,927.

References in this document to “us,” “we,” or “the Company” refer to Entrust Financial Services, Inc., formerly known as easyQual.com, Inc., its predecessors and its subsidiaries.

PART I

Item 1. Description of Business.

        (a) General Development of Business

        We are a Colorado corporation. Our principal business address is 6795 E. Tennessee Ave., Fifth Floor, Denver, Colorado 80224. Our telephone number is (303) 322-6999.

        We were originally incorporated under the laws of the State of Colorado on November 8, 1996. We spent several months of preparation and research before beginning formal operations on March 10, 1997. Since beginning operations in March, 1997, we have been marginally unprofitable.

        From our inception until April 30, 1999, we acted as a mortgage brokering operation. >From 1996 until 1997, we had minimal activities and carried no substantial inventories or accounts receivable. In March, 1997, we expanded our operations and completed a private placement in February, 1998. This placement permitted us to develop operations in the mortgage brokering business.

        On April 30, 1999, we acquired Entrust Mortgage, Inc., a private nationwide wholesale mortgage company (“Entrust”). Entrust, a Colorado corporation, is now a wholly-owned subsidiary of us.

        In January and February, 2000, we completed a private placement of a convertible debenture. We used the funds for working capital. Also in January, 2000, we made a three-for-one forward split of our common shares, which was approved by our Board of Directors to be effective March 14, 2000.

        In March, 2000, we sold common stock, post split in a private placement to accredited investors.

        In June, 2000, we changed our name to easyQual.com, Inc.

        In December, 2000, we acquired certain defined assets and liabilities of Allegro Software, Inc., a private Colorado software company, and integrated those assets and liabilities into our operations.

        On April 6, 2001, we changed our name to Entrust Financial Services, Inc.

        We have not been subject to any bankruptcy, receivership or similar proceeding.

        (b) Narrative Description of the Business

         General

        From our inception to April 30,1999, we acted as a mortgage brokering operation. With the acquisition of Entrust Mortgage we became a mortgage banking company. From 1996 until 1997, we had minimal activities and carried no substantial inventories or accounts receivable. In March, 1997, we expanded our operations and completed a private placement for a total of $110,750, which permitted us to develop operations. At the present time, we are seeking to raise approximately $1,200,000 in additional funds, possibly through a private placement, borrowings, or a public offering, within the next twelve months. However, we have no definite plans at this time for any type of financing. We also believe that we are may possibly generate a profit during the next fiscal year from internal operations which may provide additional funds, although such a profit situation cannot be guaranteed.

        No independent market surveys have ever been conducted to determine demand for our products and services.

         Organization

        We are a Colorado holding corporation. We primarily engage in the mortgage banking business. We are also in two other businesses which complement our wholesale mortgage banking business. We have four Colorado subsidiary corporations: Entrust Mortgage, Inc. (“Entrust”), easyQual homes, Inc. (“Homes”), A.I. Dynamics, Inc. (“A.I.”) and FocVs Technologies, Inc.(“FocVs”). Our corporate goals are to build a highly efficient and profitable wholesale mortgage banking company which uses the latest technology in our underwriting and operations, to develop and resell this underwriting and processing technology to the entire mortgage banking industry, and to selectively develop housing projects which can be financed through our mortgage banking company.

        Entrust Mortgage, Inc.

        Entrust is a traditional wholesale mortgage banking operation, with regional offices in Colorado, Nevada, Texas, and California. Entrust is licensed to conduct business in 40 states and has contractual relationships with over 4,000 brokers across the United States. Entrust accepts non-conforming first and second mortgage submissions, for which yields are substantially higher than for conforming submissions. The mortgages are funded using our approved revolving warehouse lines of credit, which presently total approximately $15 million.

        A.I. Dynamics, Inc.

        We organized A.I. to develop an electronic, reduced paper mortgage process for mortgage brokers. The system targets the huge volume of paper generated from origination to first sale of a mortgage, as the file passes through no less than four separate parties, each requiring a paper copy package. A.I. is developing a software system of automated decisioning of loan applications which provides brokers a stipulated decision for the best program for which the borrower qualifies. From this decision, the broker can submit a complete mortgage package. Conditions can be transmitted and received electronically and transferred electronically to the proper work station throughout the loan process. Request for any additionally required stipulations can be emailed to the mortgage broker and be received as attachment by return email. Even appraisals with digital pictures (now the industry norm) can be received electronically.

        With the passage of the Federal law approving electronic signatures, we believe that there is an opportunity to make the majority of the entire mortgage process paperless. We have begun implementing the reduced paper process internally. We also plan to sell this process to mortgage brokers throughout the mortgage industry. We believe that significant savings can be realized through a reduced paper process.

        easyQual Homes, Inc.

        We established Homes to identify undervalued waterfront lots, situated on wide canals with direct access to the Gulf of Mexico, in Charlotte County, Florida. Homes acquired these lots in Charlotte County, Florida., which include a finished infrastructure, at below market prices. Homes plans to build modular homes which we believe Homes can acquire at a discount to customary market prices. We expect the finished properties to have the same appeal as a neighborhood site-built home, but which to have been developed at a lower cost. Homes plans to deliver waterfront homes for approximately $160,000 or less at a per home. Entrust has developed the project financing and will provide permanent mortgages to the buyers. The homes are being sold predominantly to investors seeking appreciation, and persons wanting Florida retirement and second homes. Homes can provide homebuyers “virtual” tours of their selected homes through use of an interactive web site. The first fifty out of a potential total of one thousand houses have already been subscribed.

        Focvs Technologies, Inc.

        We organized Focvs to develop an application service provider (ASP) to distribute select services to the mortgage industry and other select vertical markets. We developed this project throughout the fiscal year ended December 31, 2000. As a result of market conditions and difficulties which we encountered in technical development, we discontinued the project in December, 2000.

        (c) Operations

        We operate through four subsidiary companies. Our principal subsidiary is Entrust. Mortgage, Inc. A.I. Dynamics, Inc. is a company which develops computer software products in support of our wholesale mortgage operations.easyQual Homes is a company which is developing a specific real estate project. Focvs Technologies, Inc. is a company which was involved in the development of an ASP for select vertical markets.

        Entrust Mortgage, Inc.

        Entrust is a traditional wholesale mortgage banking operation, specializing in niche mortgage products, with regional offices in Colorado, Nevada, Texas, and California. Entrust is licensed to conduct business in 40 states and has contractual relationships with over 4,000 brokers across the United States. Entrust is an approved mortgage banker and has correspondent relationships with many large wholesale banks including, Bank of America Fleet Mortgage, GMAC, Indymac, Bank One,, and First Union Capital Markets, among others. Entrust also originates retail mortgage loans under the name of easyQual.

        Entrust accepts non-conforming first and second mortgage submissions, for which yields are substantially higher than for conforming submissions. The mortgages are funded using approved revolving warehouse lines of credit, which presently total approximately $15 million.

        During the last fiscal year, Entrust continued to increase its loan business, but was also able to reduce staffing requirements as a result of improved procedures and technology. These increased revenues are tied directly to significantly greater mortgage originations from the previous year.

        During the last fiscal year, Entrust entered into a contract with MBNA N.A. to offer unsecured lines of credit to consumers with marginal credit ratings for loan amounts up to $50,000. This loan features thirty-minute approval and 7 day funding. The loan is offered online through our easyQual.com web page or by phone in which calls come into an easyQual.com toll free number, The calls are handled by the MBNA call center at no cost to Entrust or us.

        A large segment of profitability in the mortgage marketplace comes after the mortgage is closed and funded with the borrower. Mortgages are sold into secondary markets on a per loan bases (flow), or many loans packaged as one lump sale (bulk). Those who buy the loans either hold them to earn from the coupon rate or securitize the loan portfolio and receive more immediate realization of profit. Furthermore, the “servicing” of loans (collection of ongoing payments) is a significant cash flow business. Entrust believes that it will experience much better execution in a program where it sells loans in bulk or eventually securitize its own loan pools. However, there are no firm plans at this point for a securitization program by Entrust or us.

        A.I. Dynamics, Inc.

        A.I. was organized to develop an electronic, reduced paper mortgage process for mortgage brokers. The system targets the huge volume of paper generated from origination to first sale of a mortgage, as the file passes through no less than four separate parties, each requiring a paper copy package. A.I. is developing a software system of automated decision making for loan applications which provides brokers a decision for the best program for which the borrower qualifies. From this decision, the broker can submit a complete mortgage package. Conditions can be transmitted and received electronically and transferred electronically to the proper work station throughout the loan process. Request for any additionally required stipulations can be emailed to the mortgage broker and be received as attachment by return email. Even appraisals with digital pictures, which is now the industry norm, can be received electronically.

        With the passage of the Federal law approving electronic signatures, we believe that there is an opportunity to make most of the entire mortgage process paperless. We are using some of this technology in our Entrust operations, which is a partial reason for the reduced staffing and improved procedures that we saw in the latter part of our fiscal year. We are continually upgrading our technology and plan to begin offering it to mortgage brokers throughout the mortgage industry in the next fiscal year.

        Specifically, we are beta testing an automated underwriting and loan application processing program for the U.S. mortgage industry. The present mortgage industry conducts its business through many manual steps, in an antiquated system prone to mistakes. Our planned system will be set up to permit the mortgage customer to process an application much quicker, typically in one to three minutes. Currently, the pre-approval and documentation for a mortgage in the industry typically require approximately one to two days to complete before sending out. The more loan programs offered by the mortgage company, the more complexity sets in, pushing those averages out.

        In the competitive loan environment providing a diverse range of programs, for every 10 applications that the underwriter pre-approves, a significant number are pre-approved for the wrong program. On average five pre-approvals per day have to be redone.

        On average, out of every ten loans submitted, one-half are pre-qualified and generate a customer list of stipulations. Of the customers receiving a list of stipulations, only one half return a full package. The time delays to get pre-approval encourage the customer to shop around for other product. Document completion by the customer (assisted by the broker) can take another 7 to 10 days on average. Of the customers responding to the stipulations completely, one-half actually close their loans. On average, out of ten initial mortgage loan applications submitted, fewer than one (.833) is funded in an industry completion process of 18 days.

        With our planned system, we believe that closing ratios will significantly improve. With our present technology, we have already seen improvement. Out of ten initial loan applications, we presently close approximately 2.5 packages in a major positive shift in cost and time. We have integrated the process with a simplified application process. In our fully implemented planned system, our automated underwriting, incorporated with our search engine, would be able to examine a thousand loan programs, if necessary, to find an exact match for each customer profile without mistakes. Pre-approval and documentation are complete in about sixty seconds, not two days.

        With our fully implemented system, management evaluation of a sales person’s prospect is eliminated. Back office data entry is also eliminated. There is limited human interface in the underwriting process involving a review of the authenticity of tax returns and the other related documents. With our fully implemented system, we believe that the cost of back office personnel would go down, providing margins for employing a higher quality personnel using systems that ensure an efficient document review process. Consequently, the process can be significantly enhanced.

        Our fully implemented system would turn an inexperienced loan officer into a seemingly experienced loan officer, able to provide the customer with definite answers instantaneously without the customary mistakes. With every requirement of the loan process scripted, the customer gets accurate information from the broker who no longer has to constantly call the home office for answers.

        With our fully implemented system, a loan officer’s time is released to sell rather than study dozens of loan programs offered by the firm. The system also removes the insecurity that currently prevails when an inexperience sales person attempts to describe complex loan options. In addition, the current limits on the number of loans a producer can manage is dramatically expanded. The confidence that the lender has for the integrity of the underwriting and loan process may be enhanced as well.

        Automated underwriting can be found currently in limited pockets of the industry. For the “prime market”--offering standard, government generated mortgages to the creditworthy customer--automated underwriting is now available on a limited basis. The “prime market,” however, represents only one-fourth of the total mortgage business. The “non-conforming” market involving more complexity, including credit issues and the need for individual loan tailoring, the manual mortgage system prevails everywhere in the industry.

        The non-conforming market representing three-fourths of the total U.S. mortgage origination business but provides three to four times the profit margins of the conforming market. This non-conforming market is the focus in which we are seeking to create a new standard and, by this standard, to establish a new industry leadership.

        Our market roll-out of this new system is expected to target both the wholesale and retail mortgage industry. We believe that bringing our fully implemented, automated system into the small to medium brokerage office currently operating in every rural and urban region of the United States should be the basis of substantial business, since small mortgage brokers dominate this industry.

        Our plan for the U.S. wholesale mortgage industry uses relationships with brokerage office which do not require giving up autonomy, name, ownership or loan programs to participate in our mortgage origination program.

        We have implemented portions of our process and intend to go on-line with limited programs in the middle of the second quarter of 2001. Additional programs should be loaded throughout the remainder of the fiscal year. With the completion of the development of this program, We intend to begin providing this system to the mortgage industry through industry publications and other media outlets, a web site, an industry newsletter and a team of account executives.

        Also, during the reporting period, we purchased certain selected assets, customers, and software from Allegro Software, Inc., a private company. We currently offer staffing industry and payroll tracking software under the proprietary name “Maestro” through licensing agreements. It is our intention to eventually offer a web-enabled version of the staffing industry and payroll tracking software.

        Focvs Technologies, Inc.

        We organized Focvs to distribute mortgage technology, and potentially other applications, as an ASP. A portion of our unprofitability in the last fiscal year came as a result of our efforts to create an application service provider (ASP) as a vehicle to distribute our automated underwriting and Maestro Software. We discontinued the ASP project because we believe that a web enabled delivery system will be less expensive and more prudent. We believe that we will save approximately $527,000 annually from discontinued operations.

        easyQual Homes, Inc.

        We established Homes to identify undervalued waterfront lots, situated on wide canals with direct access to the Gulf of Mexico, in Charlotte County, Florida. Homes acquired these lots, which include a finished infrastructure, at below market prices and plans to build modular homes which we believe we can purchase at a discount. We expect the finished properties to have the same appeal as a neighborhood site-build home, but to have been developed at a lower cost. Homes plans to deliver waterfront homes for approximately $160,000 or less at a per home.. Entrust has developed the project financing and will provide permanent mortgages to the buyers. The first 50 houses have already been subscribed.

        (d) Markets

        Entrust plans to continue to market residential mortgages through traditional methods. Entrust employs a system of using regional sales representatives and an in-house sales team to market products to our broker clients. Entrust presently markets to an established 4,000-account mortgage broker base and will add new accounts through wholesale representative solicitation, fax blast marketing, mass e-mail marketing, and participation in trade shows.

        At such time as our internet application and approval software is released, Entrust will begin directing mortgage broker business through the Internet to permit brokers to receive real time loan approvals 24 hours a day, 7 days a week.

        Entrust will then market loan originations through Internet web pages and from traditional mortgage brokerage marketing methods such as realtor and builder direct solicitation.

        (e) Raw Materials

        The use of raw materials is not now a material factor in our operations.

        (f) Customers and Competition

        The mortgage banking business is highly competitive, with hundreds of brokers and wholesalers competing for the same consumer dollar. Our operational activities center primarily in the mortgage loan origination business, in which there is a great deal of competition. It is anticipated that competition will come from a number of sources, many of whom will have greater resources and experience than we have. All lenders in the Rocky Mountain United States region are potential competitors. There can be no guarantee that we will be able to compete successfully over the short or long term.

        (g) Employees

        Currently, we have forty full-time employees. We plan to hire additional employees in the future but have formulated no definite plans at this point.

        (h) Backlog

        At December 31, 2000, we had no backlogs.

        (i) Proprietary Information

        We own the tradename "Mortgage 2000" and own proprietary computer software which it uses in its operations. Otherwise, we have no proprietary information.

        (j) Government Regulation

        We are, and expect to continue to be, subject to material governmental regulation and approvals customarily incident to the operation of a mortgage company. We are be regulated by applicable Federal and state regulation It is our policy to fully comply with all governmental regulation and regulatory authorities.

        (k) Research and Development

        We have never spent any material amount in research and development activities.

        (l) Environmental Compliance

        We do not expect to be subject to any material environmental compliance.

Item 2. Description of Properties.

        Our executive offices are located at 6795 E. Tennessee Ave., Fifth Floor, Denver, Colorado 80224. These are also the offices of Entrust. We rent this office on a five year lease at a cost of $13,089 per month from an unaffiliated third party. We also have production offices in California, Nevada, and .Texas. We also own office equipment to furnish all of our offices. We also own the tradename "Mortgage 2000" and "Maestro. " We own proprietary computer software which we use in our operations. All of our management activities are performed in Colorado.

Item 3. Legal Proceedings

        We have a pending lawsuit in the Colorado District Court for the City and County of Denver against Stephen B. Torres, J. Scott Oler, Berkley Rasband, and Vision One Technologies, Inc. seeking damages and injunctive relief in connection with our acquisition of the assets of Vision One Technologies, Inc. We have alleged deceit based upon fraud, fraud in connection with the purchase of securities, misappropriation of trade secrets, among other claims. We are seeking actual and punitive damages, as well as injunctive relief against the defendants. The case has been deferred pending the outcome of criminal actions pertaining to one of the defendants.

        We are a defendant in a suit with PCMD, Dan and Diane King, pertaining to payment of equipment and services purported to be sold to Vision One, FNET, and Steven Torres. This suit was filed in the Colorado District Court for the City and County of Denver. The suit pertains to who is responsible for payment, and we are also seeking recovery from PCMD by counterclaim monies paid to them and an accounting of their liability regarding their role in the fraud perpetrated on the company by Steven Torres and Vision One. The case is also in the preliminary stages, with a trial anticipated in November, 2001.

        Otherwise, no legal proceedings of a material nature to which we are a party were pending during the reporting period, and we know of no legal proceedings of a material nature pending or threatened or judgments entered against any of our directors or officers in his capacity as such.

Item 4. Submission of Matters to a Vote of Security Holders.

        We did not submit any matter to a vote of security holders through solicitation of proxies or otherwise during the fourth quarter of the fiscal year covered by this report.

PART II

Item 5. Market for Common Equity and Related Stockholder Matters.

        (a) Principal Market or Markets

        Our securities have traded on the NASD Over-the-Counter Bulletin Board since May, 2000 under the trading symbol EQLC. The following table sets forth the high and low bid quotation for our common stock for each quarterly period ended June, September, and December, 2000. As of December 31, 2000, we had approximately two hundred ninety-five shareholders of record of our common stock. Our common stock holders are entitled to receive dividends as declared by our Board of Directors from time to time. No dividends are anticipated to be paid in the foreseeable future.

                                                 Bid Price
                                         -------------------------
                                         High                  Low
                                         ----                  ----
               2000
               Second Quarter            $3.25                 $2.75
               Third Quarter             $3.25                 $1.00
               Fourth Quarter            $1.30                 $0.75

        (b) Approximate Number of Holders of Common Stock

        As of the February 28, 2001, a total of 20,654,927 of our common shares were outstanding. The number of holders of record of our common stock at that date was approximately one hundred.

        (c) Debenture

        In 1999, we sold $500,000 worth of Debentures to one individual. This Debenture was converted to common stock in May, 2000.

        (d) Dividends

        Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors. No dividends on the common stock were paid by us during the periods reported herein nor do we anticipate paying dividends in the foreseeable future.

Item 6. Management's Discussion and Analysis or Plan of Operation.

         Forward-Looking Statements

        The following discussion contains forward-looking statements regarding us, our business, prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: our ability to successfully develop new products for new markets; the impact of competition on our revenues, changes in law or regulatory requirements that adversely affect or preclude customers from using our products for certain applications; delays our introduction of new products or services; and failure by us to keep pace with emerging technologies.

        When used in this discussion, words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this report and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

        Results of Operations

        Our revenues increased significantly for the twelve months ended December 31, 2000. However, our operating expenses also increased, so we continue to be unprofitable. For the twelve months ended December 31, 2000, we had total revenues of $5,176,760, compared to revenues of $3,399,737 for the same period ended December 31, 1999. Most significantly, our loan origination fees increased for the twelve months ended December 31, 2000 to $4,428,185 compared to loan origination fees of $3,386,987 for the same period ended December 31, 1999.

        Total operating expenses for the twelve months ended December 31, 2000 were $6,562,830 compared to total operating expenses of $4,668,795 for the same period ended December 31, 1999. Our general and administrative expenses for the twelve months ended December 31, 2000 were $1,724,036 compared to general and administrative expenses of $928,761 for the same period ended December 31, 1999. Our loan origination costs increased for the twelve months ended December 31, 2000 to $4,025,835 compared to loan origination costs of $3,501,981 for the same period ended December 31, 1999. Our interest expense increased for the twelve months ended December 31, 2000 to $812,959 compared to interest expense of $238,033 for the same period ended December 31, 1999. The major components of operating expenses are independent contractor fees, office salaries and associated payroll costs, general and health insurance costs, rent and telephone expenses.

        As a result, we had a net loss of $1,386,070 for the twelve months ended December 31, 2000, compared to $1,269,058 for the same period ended December 31, 1999. The net loss per share for the twelve months ended December 31, 2000 was $0.09 per share compared to $0.50 per share for the same period ended December 31, 1999. We had significantly more shares outstanding at December 31, 2000.

        The principal portion of our net loss came as a result of increased interest expense and general and administrative costs. We have discontinued the operations of our Focvs ASP and believe that we will see significant cost savings as a result. We plan to put our emphasis on our core mortgage origination operations and associated activities. We believe that we could achieve profitability during the last half of the fiscal year ended December 31, 2001.

        Liquidity and Capital Resources

        As of December 31, 2000, we had cash or cash equivalents of $108,119, compared to cash or cash equivalents of $64,567 as of December 31, 1999.

        Net cash used by operating activities for us was $987,123 for the twelve months ended December 31, 2000, compared to net cash used of $2,876,569 for the twelve months ended December 31, 1999.

        Cash flows provided by investing activities were $784,082 for the twelve months ended December 31, 2000, compared to $463,555 for the twelve months ended December 31,1999. Most of the funds in 2000 were spent in connection with the Focvs operations.

        Cash flows from financing activities accounted for $1,814,757 for the twelve months ended December 31, 2000, compared to $3,324,977 for the twelve months ended December 31, 1999. We had several small private placements of common shares during the twelve months ended December 31, 2000.

        Our current cash and cash equivalents are still not sufficient to completely meet our business plan objectives, particularly the funding of our mortgage origination program. Our accountants have raised an issue about our ability to continue as a going concern unless we are able to generate sufficient cash flows to meet our obligations and maintain operations. We plan to raise additional capital through a private placement, leveraging our assets with a loan or utilizing internally generated profits to recover our cash position over the short-term. These funds will be necessary for the funding of our mortgage origination program. Our mortgage business remains profitable. We plan to put most of our emphasis on this business in the next fiscal year.

        We do not intend to pay dividends in the foreseeable future.

Item 7. Financial Statements.

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Entrust Financial Services, Inc.
Denver, CO

We have audited the accompanying consolidated balance sheet of Entrust Financial Services, Inc. and its subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows, and stockholders’ equity for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express and opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Entrust Financial Services, Inc. and its subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 11, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management’s plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael Johnson & Co., LLC
Denver, CO
April 13, 2001

ENTRUST FINANCIAL SERVICES, INC.
Consolidated Balance Sheet
For the Twelve Months Ended December 31, 2000

                                                                2000             1999
                                                                ----             ----
ASSETS:
------
Current assets:
    Cash ..............................................   $    108,119    $     64,567
    Accounts Receivable ...............................        277,203         404,339
    Note Receivable - Note 2 ..........................        265,512         279,937
    Loans Receivable ..................................      6,871,880      12,166,187
                                                          ------------    ------------

          Total current assets ........................      7,522,714      12,915,030
                                                          ------------    ------------

Fixed assets - Note 1
   Computers & Equipment ..............................      1,016,559         206,578
   Furniture & Fixtures ...............................        230,070         255,969
   Leasehold Improvements .............................         12,424          12,424
                                                          ------------    ------------
       Total fixed assets .............................      1,259,053         474,971
          Less accumulated depreciation ...............       (119,133)        (50,005)
                                                          ------------    ------------

               Net fixed assets .......................      1,139,920         424,966
                                                          ------------    ------------

Other assets:
    Prepaid Expenses ..................................        116,593          41,181
    Marketable Security ...............................        175,500         148,000
    Title Co. Advances ................................        124,347         112,900
    Intangible Assets .................................      1,865,641       1,865,641
    Deposit ...........................................         13,495          13,028
                                                          ------------    ------------
                                                             2,295,576       2,180,750
       Less Amortization ..............................       (185,406)        (73,689)
                                                          ------------    ------------

           Total other assets .........................      2,110,170       2,107,061
                                                          ------------    ------------

TOTAL ASSETS ..........................................   $ 10,772,804    $ 15,447,057
                                                          ============    ============

LIABILITIES AND EQUITY
----------------------

Current liabilities:
    Accounts payable ..................................   $    381,650    $    151,308
    Accrued Expenses ..................................         17,711          97,254
    Note Payable - Note 3 .............................        113,688          94,104
    Current portion - Long term debt ..................         40,000               0
    Loan Payable ......................................         67,982               0
    Debenture Payable .................................              0         500,000
    Warehouse Line Payable - Note 8 ...................      6,682,874      11,974,835
                                                          ------------    ------------

        Total current liabilities .....................      7,303,905      12,817,501
                                                          ------------    ------------

Long-Term debt ........................................         60,000               0
                                                          ------------    ------------

Stockholder's equity:
    Preferred stock, $.0000001 Par Value
    1,000,000 Shares Authorized. None Issued ..........              0               0

    Common stock, $.0000001 Par Value
    50,000,000 Shares Authorized,  18,554,927 were
    issued and outstanding for 2000 and 13,662,000 were
    issued and outstanding for 1999 ...................              1               1

    Additional Paid-In Cash ...........................      6,134,672       3,969,259
    Retained Earnings (Deficit) .......................     (2,725,774)     (1,339,704)
                                                          ------------    ------------

          Total Stockholders' Equity ..................      3,408,899       2,629,556
                                                          ------------    ------------

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY: .............   $ 10,772,804    $ 15,447,057
                                                          ============    ============

The accompanying notes are an integral part of the financial statements.

ENTRUST FINANCIAL SERVICES, INC.
Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2000
(Audited)

                                                                            Year            Year
                                   Entrust Financial  Entrust Mortgage     Ended           Ended
                                     December 31,       December 31,     December 31,    December 31,
                                         2000              2000              2000            1999
                                   -----------------  ----------------   ------------   -------------
REVENUE:
  Loan Origination Fees ............. $          0    $  4,428,185    $  4,428,185    $  3,386,987
  Interest Income ...................        4,604         741,826         746,430           4,421
  Miscellaneous Income ..............           38           2,107           2,145           8,329
                                      ------------    ------------    ------------    ------------

Total Revenue .......................        4,642       5,172,118       5,176,760       3,399,737
                                      ------------    ------------    ------------    ------------

OPERATING EXPENSES:
  Loan Origination Costs ............            0       4,025,835       4,025,835       3,501,981
  Interest Expense ..................       61,943         751,016         812,959         238,033
  General & Administrative ..........    1,542,081         181,955       1,724,036         928,781
                                      ------------    ------------    ------------    ------------

Total Operating Expenses ............    1,604,024       4,958,806       6,562,830       4,668,795
                                      ------------    ------------    ------------    ------------

NET DEFICIT ......................... $ (1,599,382)   $    213,312    $ (1,386,070)   $ (1,269,058)
                                      ============    ============    ============    ============

NET LOSS PER COMMON SHARE ...........                                 $      (0.09)   $      (0.50)
                                                                      ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING..                                   16,108,463       2,545,716
                                                                      ============    ============

The accompanying notes are an integral part of the financial statements.

ENTRUST FINANCIAL SERVICES, INC.
STOCKHOLDER'S EQUITY
December 31, 2000
(Audited)

                                                       COMMON STOCKS         ADDITIONAL      RETAINED          TOTAL
                                                   ---------------------       PAID-IN       EARNINGS      STOCKHOLDERS'
                                                   Shares         Amount       CAPITAL       (DEFICIT)         EQUITY
                                                   ------         ------     ----------      --------      -------------

Issuance of stock for cash & services ........   6,953,406    $         1   $   108,510    $         0    $   108,511

Net loss for year ............................           0              0             0         (3,080)        (3,080)
                                               -----------    -----------   -----------    -----------    -----------

Balance December 31, 1997 ....................   6,953,406              1       108,510         (3,080)       105,431

Issuance of stock for cash ...................      12,900              0        10,750              0         10,750
Stock cancelled ..............................      (7,500)             0        (6,250)             0         (6,250)
Issuance of stock for cash ...................      49,995              0        24,998              0         24,998
Net loss for year ............................           0              0             0        (67,566)       (67,566)
                                               -----------    -----------   -----------    -----------    -----------

Balance December 31, 1998 ....................   7,008,801              1       138,008        (70,646)        67,363
                                               -----------    -----------   -----------    -----------    -----------

Issuance of stock for acquisition ............   5,100,000              0     2,889,412              0      2,889,412
Issuance of stock for cash ...................   1,253,199              0       891,839              0        891,839
Issuance of stock for services ...............     300,000              0        50,000              0         50,000
Net loss for year ............................           0              0             0     (1,269,058)    (1,269,058)
                                               -----------    -----------   -----------    -----------    -----------

Balance December 31, 1999 ....................  13,662,000              1     3,969,259     (1,339,704)     2,629,556

Issuance of stock for services ...............     600,000              0       102,000              0        102,000
Issuance of stock for cash ...................     225,000              0       450,000              0        450,000
Issuance of stock for services ...............      40,000              0         6,800              0          6,800
Issuance of stock for repayment of Debenture..      74,996              0        29,184              0         29,184
Issuance of stock for repayment of Debenture..     867,945              0       147,551              0        147,551
Issuance of stock for repayment of Debenture..     225,000              0        38,250              0         38,250
Issuance of stock for cash ...................     300,000              0        50,000              0         50,000
Issuance of stock for repayment of Debenture..      58,823              0        10,000              0         10,000
Issuance of stock for repayment of Debenture..     150,000              0        25,500              0         25,500
Issuance of stock for repayment of Debenture..     450,000              0        76,500              0         76,500
Issuance of stock for repayment of Debenture..     300,000              0        50,000              0         50,000
Issuance of stock for repayment of Debenture..     300,000              0        50,000              0         50,000
Issuance of stock for repayment of Debenture..     225,000              0        38,250              0         38,250
Issuance of stock for repayment of Debenture..     204,499              0        34,765              0         34,765
Issuance of stock for services ...............     105,000              0        17,850              0         17,850
Issuance of stock for cash ...................      66,664              0       100,000              0        100,000
Issuance of stock for acquisition ............     200,000              0       838,763              0        838,763
Issuance of stock for cash ...................     500,000              0       100,000              0        100,000
Net loss for year ............................           0              0             0     (1,386,070)    (1,386,070)
                                               -----------    -----------   -----------    -----------    -----------

Balance December 31, 2000 ....................  18,554,927    $         1   $ 6,134,672    $(2,725,774)   $ 3,408,899
                                               ===========    ===========   ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.

ENTRUST FINANCIAL SERVICES, INC.
STOCKHOLDER'S EQUITY
December 31, 2000
(Audited)

                                                 COMMON STOCKS         ADDITIONAL       RETAINED         TOTAL
                                                   --------------------       PAID-IN        EARNINGS      STOCKHOLDERS'
                                                   Shares        Amount       CAPITAL        (DEFICIT)        EQUITY
                                                   ------        ------     ---------        --------      -------------

Issuance of stock for cash & services ........   6,953,406    $         1   $   108,510    $         0    $   108,511

Net loss for year ............................           0              0             0         (3,080)        (3,080)
                                               -----------    -----------   -----------    -----------    -----------

Balance December 31, 1997 ....................   6,953,406              1       108,510         (3,080)       105,431
                                               -----------    -----------   -----------    -----------    -----------

Issuance of stock for cash ...................      12,900              0        10,750              0         10,750
Stock cancelled ..............................      (7,500)             0        (6,250)             0         (6,250)
Issuance of stock for cash ...................      49,995              0        24,998              0         24,998
Net loss for year ............................           0              0             0        (67,566)       (67,566)
                                               -----------    -----------   -----------    -----------    -----------

Balance December 31, 1998 ....................   7,008,801              1       138,008        (70,646)        67,363
                                               -----------    -----------   -----------    -----------    -----------

Issuance of stock for acquisition ............   5,100,000              0     2,889,412              0      2,889,412
Issuance of stock for cash ...................   1,253,199              0       891,839              0        891,839
Issuance of stock for services ...............     300,000              0        50,000              0         50,000
Net loss for year ............................           0              0             0     (1,269,058)    (1,269,058)
                                               -----------    -----------   -----------    -----------    -----------

Balance December 31, 1999 ....................  13,662,000              1     3,969,259     (1,339,704)     2,629,556
                                               -----------    -----------   -----------    -----------    -----------

Issuance of stock for services ...............     745,000              0       126,650              0        126,650
Issuance of stock for cash ...................   1,091,664              0       700,000              0        700,000
Issuance of stock for repayment of Debenture..   2,856,263              0       500,000              0        500,000
Issuance of stock for acquisition ............     200,000              0       838,763              0        838,763
Net loss for year ............................           0              0             0     (1,386,070)    (1,386,070)
                                               -----------    -----------   -----------    -----------    -----------

Balance December 31, 2000 ....................  18,554,927    $         1   $ 6,134,672    $(2,725,774)   $ 3,408,899
                                               ===========    ===========   ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.

ENTRUST FINANCIAL SERVICES, INC.
Consolidated Statement of Cash Flow
For the Twelve Months Ended December 31, 2000
(Audited)

                                                          2000          1999
                                                          ----          ----
Cash Flows from Operating Activities:
     Net Loss ....................................   $(1,386,070)   $(1,269,058)
Adjustments to reconcile net loss to net cash
used for operating activities
Depreciation and Amortization ....................       180,845        121,411
Stock issued for services ........................       126,650         50,000

Changes in Assets & Liabilities:

Notes Receivable .................................        14,425       (279,937)
Accounts Receivable ..............................       127,136       (404,339)
Loans Receivable .................................     5,294,307       (191,352)
     Deposits ....................................          (467)       (11,202)
Accounts Payable .................................       230,342        150,966
Notes Payable ....................................       119,584         71,604
Loans Payable ....................................    (5,291,961)             0
    Debenture ....................................       500,000        500,000
  Intangibles ....................................             0     (1,865,641)
Accrued Expenses .................................       (75,412)       300,979
                                                     -----------    -----------

Net Cash Provided by Operating Activities ........      (160,621)    (2,826,569)
                                                     -----------    -----------

Cash Flows from Investing Activities:

Capital Expenditures .............................      (784,082)      (463,555)
                                                     -----------    -----------

Net Cash Used for Investing Activities ...........      (784,082)      (463,555)
                                                     -----------    -----------

Cash Flows from Financing Activities:

Issuance of Common Stocks ........................       988,255      3,274,977
                                                     -----------    -----------

Net Cash Provided by Financing Activities ........       988,255      3,274,977
                                                     -----------    -----------

Net Increase (Decrease) in Cash & Cash Equivalents        43,552        (15,147)

Cash & Cash Equivalents at Beginning of Period ...        64,567         79,714
                                                     -----------    -----------

Cash & Cash Equivalents at End of Period .........   $   108,119    $    64,567
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for:
     Interest ....................................   $    61,943    $    14,567
                                                     ===========    ===========
 Income Taxes ....................................   $         0    $         0
                                                     ===========    ===========
NON-CASH TRANSATIONS
Common stock issued in exchange for services .....   $   126,650    $    50,000
                                                     ===========    ===========

The accompanying notes are an integral part of the financial statements.

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
December 31, 2000

Note 1 – Organization and Summary of Significant Accounting Policies:

Organization – Nature of Operations

The Company was formed on November 8, 1996, and incorporated under the laws of the State of Colorado. The Company spent several months of preparation and research before beginning formal operations on March 10, 1997. No financial transactions occurred in 1996. The Company is primarily engaged in mortgage banking . The name of the Company has been changed to Entrust Financial Services, Inc. as of April 6, 2001.

The Company is a Colorado Corporation organized for the purpose of developing and maintaining the business associated with mortgage banking. The Company name has been approved by the State of Colorado division of banking. The Company is an approved banker, which has a correspondent relationship with several large wholesale banks. On April 30, 1999 the Company purchased 100% of Entrust Mortgage, Inc. for eight hundred thousand shares of restricted 144 common stock. Entrust Mortgage, Inc. became a wholly owned subsidiary of Centennial Banc Share Corp. and is included in these consolidated financial statements utilizing the purchase method of accounting.

Entrust Mortgage, Inc. was incorporated under the laws of the State of Colorado on March 4, 1999. The Company originates residential loans in over thirty states and sells them to investors.

The Company originates residential real estate loans and assigns them to various lenders. The Company receives fees from borrowers and yield spread premiums on loans sold to lenders. Management believes that the Company is not economically dependent on any one lender because the Company does assign loans to numerous lenders and has ability to select lenders for assignment.

The Company has entered into various loan purchase and sale agreements. The Company acts as a loan correspondent for lenders for certain loans closed and funded by the company and sold to the lenders. The transfers of the mortgage loans that are subject to these agreements are subject to the warranties, representations and provisions in the agreement. Certain lenders have the right to require the Company to repurchase a mortgage loan for any of the following reasons: (a) if a representation and warranty given by the Company as to a particular mortgage loan is breached, (b) if there has been a breach of any other terms and conditions of the agreement, and (c) if final post-closing documentation is improper or incomplete after a reasonable period of time, the determination of which is at the bank’s discretion. At the lender’s option, the Company shall be required either promptly to cure such a breach in all material respects or to repurchase the mortgage loan at a price equal to the following: The principle balance of the mortgage loan plus interest at the mortgage loan rate from the date to which the interest has last been paid to the date of repurchase.

In December 2000, we purchased certain selected assets, customers and software from Allegro Software, Inc. (a private company). This was an asset purchase agreement represented by the issuance of two hundred thousand shares of Common Capital Stock of EasyQual.Com, Inc in exchange for the purchased assets.

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
December 31, 2000

Note 1 – Organization and Summary of Significant Accounting Policies (Cont):

Capital Stock Transactions

The authorized capital stock of the corporation is 50,000,000 shares of common stock at $.0000001 and 1,000,000 shares of preferred stock at $.0000001 par value. No preferred stock has been issued.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of ninety (90) days or less, to be cash equivalents.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of mortgage notes receivable. The Company grants credit to mortgage borrowers nationwide. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base and the fact that the commissions and fees paid to the Company are remitted to the Company within a short period after the closing. As of December 31, 2000, the Company has no significant concentrations of credit risk with regard to these financial instruments.

Pervasiveness of Estimates

The preparation of a financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Geographic Area of Operations and Interest Rates

The Company originates residential loans in over thirty states and most geographic areas of the United States. The potential for severe financial impact which can result from negative effects of economic conditions within the market of geographic areas are limited due to the Company’s diverse geographic origination’s. The interest rates at which borrowers can refinance or obtain new financing for real estate acquired has a direct effect on the demand for the Company’s services. Changes in interest rates could result in potential severe impacts on future operations of the Company.

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
December 31, 2000

Note 1 – Organization and Summary of Significant Accounting Policies (Cont):

Property and Equipment

Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight –line method over the following estimated useful lives:

         Furniture and fixtures                      7 years
         Computers & Equipment                       5 years
         Leasehold Improvements                      7 years

Intangible Assets

Intangible assets consist of the following at December 31, 2000:

                                                       Estimated Useful Life
                                                       ---------------------
         Client Contracts              1,200,000             20 years
         Corporate Set-up                 65,641              7 years
         Technology Rights               200,000             10 years
         State Approvals                 400,000             40 years

Intangible assets represents the excess of acquisition costs over the fair market value of the net assets of acquired business and is being amortized on a straight-line basis over their estimated useful lives ranging from seven to forty years. In accordance with APB 17, “Intangible Assets”, the Company continues to evaluate the amortization period to determine whether events or circumstances warrant revised amortization periods. Additionally, the Company considers whether the carrying value of such assets should be reduced based on the future benefits of its intangible assets.

Revenue Recognition:

Premiums, discounts and loan fees on warehouse loans held for sale are recognized as income when the related loans are sold. Premiums, yield spreads and loan fees on other loans are recognized when earned.

Fair value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments. The carrying amount of the notes payable are reasonable estimates of fair value as the loans bear interest based on market rates currently available for debt with similar terms.

The fair value estimates presented herein are based on relevant information available to management as of December 31, 2000. Management is not aware of any factors that would significantly affect these estimated fair value amounts.

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
December 31, 2000

Note 2 - Notes Receivable

Notes receivable as of December 31, 2000 consist of the following:

  Note receivable from EMB Mortgage dated 1/21/98 with an
  interest rate of prime plus 4.25% annually.  Payable upon demand.     $100,000

  Note receivable from EMB Mortgage dated 3/18/99 with no
  interest.  Payable upon demand.                                         90,512

  Note receivable from DC Holding dated 12/22/2000 with no
  interest.  Payable by 6/30/2001                                         75,000
                                                                        --------

          Total Notes Receivable                                        $265,512
                                                                        ========

Note 3 - Note Payable

Notes payable as of December 31, 2000 consist of the following:

  Note payable to Harsh Development dated Aug. 24, 1999.  With an
  annual interest rate of 24% with a maturity date of Feb. 23, 2001.    $ 50,000

  Note payable to Scott Sax and Patricia Saunders dated June, 2000.
  With no interest and payable upon demand.                               40,468

  Note payable to Jerry Burden dated April 20, 2000.  With 13 1/2%
  interest payable April 3, 2002.                                        100,000

  Note payable to Jerry Burden dated April 20, 2000.  With 10%
  interest payable July 30, 2001.                                         23,220
                                                                        --------

          Total notes payable                                           $213,688
                                                                        ========

Note 4 – Officer’s Compensation

During the organization meeting of the corporation 1,107,500 shares of common stock were issued to the officers and directors of the Company at par value for past service rendered.

Note 5 – Impact of Recently Issued Accounting Standards

SFAS No. 131 requires disclosure of certain information regarding operating segments, products, and services, geographic areas of operation and major customers. SFAS No. 134 accounting for mortgage-backed securities retained after the securitization of mortgage loans held for sale by a mortgage banking enterprise. Adoption of these statements is expected to have no impact on the Company’s financial position, results of operation, or cash flows.

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
December 31, 2000

Note 6 - Marketable Security

The Company owns 200,000 shares of EMB Corp. common stock; a NASDAQ bulletin board company traded under EMBU. The shares were issued on December 23, 1997, and were subject to Rule 144 of the Securities Act of 1933. The shares are listed at their fair market value, which is the initial cost basis of the security. The Company also owns 10,000 shares of Sea View Underwater Research, Inc. with a fair market value of $2.75 per share as of December 31, 2000.

Note 7 – Commitments

The Company leases its’ offices under long-term leases that are accounted for as operating leases. Future minimum rental payments on all non-cancelable operating leases with initial or remaining lease terms in excess of one year are as follows:

                  Year Ending                        Amount
                  -----------                        ------

                  March 12, 2001                    $ 157,068
                  March 12, 2002                      157,068
                                                    ---------
                                                    $ 314,136
                                                    =========

Note 8 – Income Taxes

Significant components of the Company's deferred tax liabilities and assets are as follows:

   Deferred Tax Liability                             $         0
                                                      ===========
   Deferred Tax Assets
         Net Operating Loss Carryforwards             $ 2,725,774
         Book/Tax Differences in Bases of Assets          304,539
         Less Valuation Allowance                      (3,030,313)
                                                      -----------
   Total Deferred Tax Assets                          $         0
                                                      ===========
   Net Deferred Tax Liability                         $         0
                                                      ===========

As of December 31, 2000, the Company had a net operating loss carryfoward for federal tax purposes approximately equal to the accumulated deficit recognized for book purposes, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company’s ability to generate taxable income during the carryforward period, Because the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax asset, which caused the Company’s effective tax rate to differ from the statutory income tax rate. The net operating loss carryforward, if not utilized, will begin to expire in the year 2013.

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
December 31, 2000

Note 9 – Loans Receivable and Warehouse Line Payable

Loan receivable represents loans that have been placed for purchase as of December 31, 2000. The Warehouse Line Payable is the amount of money set aside to finance these Loans receivable. These items are offset items.

Note 10 – Legal Proceedings

We have a pending lawsuit in connection with our acquisition of the assets of Vision One Technologies, Inc. The case has been deferred pending the outcome of criminal actions pertaining to one of the defendendants.

Note 11 – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained a substantial operation loss this year. As shown in the financial statements, the Company incurred a net loss of $1,386,070 for 2000 and $1,269,058 for 1999. These factors indicate that the Company has substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financial requirements, and the success of its future operations. Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Item 8. Disagreements With Accountants on Accounting and Financial Disclosure.

        We did not have any disagreements on accounting and financial disclosures with our present accounting firm during the reporting period.

PART III

Item 9. Directors, Executive Officers, Promoters, and Control Persons; Compliance with Section 16(a) of the Exchange Act.

        The Directors and Executive Officers of the Company, their ages and positions held in the Company as of December 31, 2000 are as follows:

NAME                        AGE              POSITION HELD

James Saunders               52              Chairman and Director

Scott J. Sax                 31              President and Director

Patricia W. Saunders         52              Secretary, Treasurer, Director

Richard M. Muller            48              Director

Matthew Connolly             47              Director

        Our Directors will serve in such capacity until the next annual meeting of our shareholders and until their successors have been elected and qualified. The officers serve at the discretion of our Directors. Scott Sax is the son-in-law of James Saunders and Patricia W. Saunders. James Saunders and Patricia W. Saunders are husband and wife. Otherwise, there are not any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

        James Saunders

        Mr. Saunders has been our Chairman and a Director since 2000. He has been involved with the mortgage industry since 1981 and has served as managing director of both large retail and wholesale mortgage companies including Southern Network Mortgage, Express Mortgage, Equityline Financial Services, Inc., and EMB Mortgage. He has developed large commercial and residential real estate projects and has served as President of three different Kiwanis International chapters. Mr. Saunders has a University College Degree from the University of Florida.

        Scott J. Sax

        Mr. Sax has been our President and a Director since 1999. He has been involved with us through Entrust Mortgage since 1999 and has also been the President of Entrust Mortgage during this period. From 1997 to 1999, he was Operations Manager of EMB Mortgage Corp., a private mortgage company. From 1993 to 1997, he was an officer of Investment Consultants, Inc., which did business as Equityline Financial Services, Inc. Mr. Sax as a B.S. degree in Management from Georgia Institute of Technology.

        Patricia W. Saunders

        Ms. Saunders has been our Secretary-Treasurer and a Director since 1999. She has been involved with us through Entrust Mortgage since 1999 and has also been the broker compliance manager of Entrust Mortgage during this period. From 1993 to 1999, she was President of Investment Consultants, Inc., which did business as Equityline Financial Services, Inc. From 1987 to 1992, she was President of Administrative and Management Consulting Services, Inc. Ms. Saunders has a B.S. degree in Marketing from the University of Florida.

        Richard M. Muller

        Mr. Muller has been a Director since 1999. From 1999 to the present, he has been the Chief Financial Officer of Isotec, Incorporated, a Colorado security systems company. From 1986 to the present, he has involved in various capacities with Denora Corporation, a private multi-national investment company. Mr. Muller has a B.S. degree in Business Administration from the University of Colorado.

        Matthew Connolly

        Mr. Connolly has been a Director since 2000. He is a Certified Public Accountant. In the 1970's, he became involved with the accounting firm of Kaufman, Rossin, and Company. For more than the past five years, he has had his own accounting firm. He has extensive experience with public companies and profession qualifications in strategic planning, finance, budgeting, as well as public company operations and valuations. Mr. Connolly has a BS degree in Accounting from Northern Arizona University.

        The Board of Directors has established no committees. Members of the Board of Directors receive no additional compensation for their service on the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

        Section 16(a) of the Securities Exchange Act of 1934 (the “34 Act”) requires our officers and directors and persons owning more than ten percent of the our Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Additionally, Item 405 of Regulation S-B under the 34 Act requires us to identify in its Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section. No filings were required of our Officers or Directors in the last fiscal year.

Item 10. Executive Compensation.

        The following table sets forth the Summary Compensation Table for the Chief Executive Officer and the other compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last three completed fiscal years. Except as indicated in the footnotes to this section, no other compensation not covered in the following table was paid or distributed by the Company to such persons during the period covered. Employee Directors receive no additional compensation for service on the Board of Directors.

SUMMARY COMPENSATION TABLE

                            Annual Compensation                Long Term Compensation
                            -------------------                ----------------------
                                               Awards                  Payouts
                                       --------------------    ----------------------
Name                                              Other        Restricted      All
 and                       Salary      Annual     Stock(1)(3)     LTIP        Other
Principal(1)(2)(3)         Compen-      Bonus     Compen-         Award(s)    Options/
Position           Year    sation($)     ($)      sation ($)
-----------------  ---     --------    -------   -----------   -----------   ---------

James              2000     $154,038     --          --            --            --
Saunders
Chairman(1)

Scott J.           2000     $154,823     --          --            --
Sax                1999       52,500
President(2)       1998        -0-       --          --            --           --

Patricia W.        2000     $ 34,097     --          --            --           --
Saunders           1999       20,769
Treasurer(2)       1998        -0-       --          --            --           --

J. Dean            2000        -0-       --          --            --           --
Burden             1999       13,080
President(3)       1998       59,259
(1)	Mr. Saunders became an officer in 2000.

(2)	Mr. Sax and Ms. Saunders became officers in 1999.

(3)	Mr. Burden resigned from all offices in 1999.

        We have no compensation committee, retirement, pension, sharing, stock option, insurance or other similar programs but plan to establish such programs in the future, although there are no definitive plans to do so at this time.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

        The following sets forth the number of shares of our $.0000001 par value common stock beneficially owned by (i) each person who, as of March 14, 2000, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors; and (iii) our Officers and Directors as a group. As of March 14, 2001, there were 20,654,927 common shares issued and outstanding.

Name and Address               Amount and Nature of               Percent of
of Beneficial Owner            Beneficial Ownership (1)(2)          Class
-------------------            --------------------------         ----------
James Saunders                           -0-                         -0-
6795 E. Tennessee Ave.
Fifth  Floor
Denver, Colorado  80224

Scott J. Sax                         3,150,000(3)                   15.25%
6795 E. Tennessee Ave.
Fifth  Floor
Denver, Colorado  80224

Patricia W. Saunders                 3,150,000(4)                   15.25%
6795 E. Tennessee Ave.
Fifth  Floor
Denver, Colorado  80224

Richard M. Muller                       16,666                        .08%
6795 E. Tennessee Ave.
Fifth  Floor
Denver, Colorado  80224

Matthew Connolly                         -0-                         -0-
6795 E. Tennessee Ave.
Fifth  Floor
Denver, Colorado  80224

Officers and Directors               6,316,667                      30.58%
as a Group (5 Persons)
(1)	All ownership is beneficial and of record, unless indicated otherwise.

(2)	Beneficial owner listed above has sole voting and investment power with respect to the shares shown, unless otherwise indicated

(3)	Includes 3,000,000 shares owned of record. In addition, 150,000 shares are owned in the name of the S&J Trust.

(4)	Includes 1,470,000 shares owned of record. In addition, 1,680,000 shares owned in the name of the Investors Trust, for which Ms. Saunders is a beneficial owner. Mr. Saunders disclaims any beneficial ownership of all of these shares.

Item 12. Certain Relationships and Related Transactions.

        We have a note payable of $40,468 to Mr. Scott Sax and Patricia Saunders. This note has no interest rate but is payable upon demand.

PART IV

Item 13. Exhibits and Reports on Form 8-K.

                 (a) The following financial information is filed as part of this report:

(1)	Financial Statements

(2)	Schedules

(3)	Exhibits. The following exhibits required by Item 601 to be filed herewith are incorporated by reference to previously filed documents:

Exhibit No.          Description
----------           -----------
+  3A       Articles of Incorporation

+  3B       Bylaws

    3C      Articles of Amendment to change name to easy Qual.com, Inc.

    3D      Articles of Amendment to change name to Entrust Financial Services, Inc.

  10A       Asset Purchase Agreement with Allegro Software, Inc.

  10B       Employment Agreement with Mr. Edward Nichols

+ Previously Filed.

                 (b) Reports on Form 8-K. The Company filed no reports on Form 8-K during the fourth quarter of the fiscal year ended December 31, 2000.

SIGNATURES

        In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                                                                          Entrust Financial Services, Inc.
                                                                                                                                          formerly known as easyQual.com, Inc.

Dated:    4/16/01                                                                                                              By:    /s/ Scott J. Sax
                                                                                                                                                       Scott J. Sax
                                                                                                                                                       President and Director

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Dated:    4/16/01                                                                                                              By:    /s/ James Saunders
                                                                                                                                                       James Saunders
                                                                                                                                                       Chairman and Director

Dated:    4/16/01                                                                                                              By:    /s/ Patricia W. Saunders
                                                                                                                                                       Patricia W. Saunders
                                                                                                                                                       Chief Financial and Accounting Officer
                                                                                                                                                       Director

Dated:    4/16/01                                                                                                              By:    /s/ Richard M. Muller
                                                                                                                                                       Richard M. Muller
                                                                                                                                                       Director

Attachment C

SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

(X) Quarterly Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

For the quarterly period ended March 31, 2001

or

(  ) Transition Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                                              For the transition period from _______________ to ______________.

Commission File No.0-23965

ENTRUST FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

                                                         Colorado                                                                                                                                    84-1374481
                                                 (State or other jurisdiction                                                                                                 (IRS Employer File Number)
                                                  of incorporation)

Fifth Floor, 6795 E. Tennessee Ave., Denver, CO        80224
(Address of principal executive offices)                      (Zip Code)

(303) 322-6999
(Registrant's telephone number, including area code)

Indicate by check mark whether the Registrant (1) had filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes X No

The number of shares outstanding of Registrant's common stock, par value $.0000001 per share, as of March 31, 2001 were 20,404,927 common shares.

References in this document to "us," "we," or "the Company" refer to Entrust Financial Services, Inc., formerly known as easyQual.com, Inc., its predecessors and its subsidiaries.

PART 1 - FINANCIAL INFORMATION

ITEM 1. Financial Statements:

ENTRUST FINANCIAL SERVICES, INC.
Consolidated Balance Sheet
For the Three-Months Ended March 31, 2001

                                                              March 31,    December 31,
                                                                2001          2000
                                                              --------     -----------
ASSETS:
------
Current assets:
    Cash ..............................................   $    100,665    $    108,119
    Accounts Receivable ...............................        481,817         277,203
    Inventory - Parts .................................          1,924               0
    Note Receivable - Note 2 ..........................        278,326         265,512
    Loan Receivables ..................................        411,793               0
    Loans Receivable - Warehouse ......................      8,488,932       6,871,880
                                                          ------------    ------------
          Total current assets ........................      9,763,457       7,522,714
                                                          ------------    ------------

Fixed assets - Note 1
   Computers & Equipment ..............................      1,016,559       1,016,559
   Furniture & Fixtures ...............................        230,070         230,070
   Leasehold Improvements .............................              0          12,424
                                                          ------------    ------------
       Total fixed assets .............................      1,246,629       1,259,053
          Less accumulated depreciation ...............       (178,726)       (119,133)
                                                          ------------    ------------
               Net fixed assets .......................      1,067,903       1,139,920
                                                          ------------    ------------

Other assets:
    Prepaid Expenses ..................................        100,900         116,593
    Marketable Security ...............................        175,500         175,500
    Title Co. Advances ................................        150,709         124,347
    Intangible Assets .................................      1,865,641       1,865,641
    Deposit ...........................................         13,545          13,495
                                                          ------------    ------------
                                                             2,306,295       2,295,576
       Less Amortization ..............................       (198,846)       (185,406)
                                                          ------------    ------------
           Total other assets .........................      2,107,449       2,110,170
                                                          ------------    ------------

TOTAL ASSETS ..........................................   $ 12,938,809    $ 10,772,804
                                                          ============    ============

LIABILITIES AND EQUITY
----------------------

Current liabilities:
    Accounts payable ..................................   $    309,244    $    381,650
    Accrued Expenses ..................................         30,341          17,711
    Impounds ..........................................         27,158               0
    Loan Payables .....................................        268,855          67,982
    Notes Payable (Note 3) ............................        270,437         113,688
    Current Portion - Long-Term Debt ..................         40,000          40,000
    Warehouse Line Payable ............................      8,530,979       6,682,874
                                                          ------------    ------------
        Total current liabilities .....................      9,477,014       7,303,905
                                                          ------------    ------------

    Long-Term Debt ....................................         60,000          60,000
                                                          ------------    ------------

Stockholder's equity:
    Preferred stock, $.0000001 Par Value
    1,000,000 Shares Authorized. None Issued ..........              0               0
    Common stock, $.0000001 Par Value
    50,000,000 Shares Authorized,  20,404,927 were
    issued and outstanding for 2001 and 13,662,000 were              2               1
    issued and outstanding for 2000
    Additional Paid-In Cash ...........................      6,264,672       6,134,672
    Retained Earnings (Deficit) .......................     (2,862,879)     (2,725,774)
                                                          ------------    ------------
          Total Stockholders' Equity ..................      3,401,795       3,408,899
                                                          ------------    ------------

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY: .............   $ 12,938,809    $ 10,772,804
                                                          ============    ============

The accompanying notes are an integral part of the financial statements.

2

ENTRUST FINANCIAL SERVICES, INC.
Consolidated Statement of Operations
For the Three-Months Ended March 31, 2001
(Unaudited)

                                                 Three Months      Three Months
                                                    Ended              Ended
                                                March 31, 2001     March 31, 2000
                                                --------------     --------------
REVENUE:
  Loan Origination Fees ....................     $  1,427,478      $  1,354,068
  Software Income ..........................          124,674                 0
  Interest Income ..........................          172,001             1,230
  Miscellaneous Income .....................              231             2,138
                                                 ------------      ------------

Total Revenue ..............................        1,724,384         1,357,436

OPERATING EXPENSES:
  Loan Origination Costs ...................        1,572,050         1,339,504
  Software Expenses ........................          134,381                 0
  General & Administrative .................          155,058           122,503
                                                 ------------      ------------

Total Operating Expenses ...................        1,861,489         1,462,007
                                                 ------------      ------------

  NET DEFICIT ..............................     $   (137,105)     $   (104,571)
                                                 ============      ============

NET LOSS PER COMMON STOCK ..................     $      (0.01)     $      (0.02)
                                                 ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING ........       18,554,927         4,554,000
                                                 ============      ============

The accompanying notes are an integral part of the financial statements.

3

ENTRUST FINANCIAL SERVICES, INC.
STOCKHOLDER'S EQUITY
March 31, 2001
(Unaudited)

                                               COMMON STOCKS         Additional      Retained          Total
                                           ---------------------       Paid-in       Earnings      Stockholders'
                                           Shares         Amount       Capital       (Deficit)         Equity
                                           ------         ------     ----------      --------      -------------

Issuance of Stock for Cash & Services..   6,953,406    $        1    $   108,510    $         0    $   108,511

Net loss for year .....................                                                  (3,080)        (3,080)
                                        -----------    ----------    -----------    -----------    -----------
Balance December 31, 1997 .............   6,953,406             1        108,510         (3,080)       105,431

Issuance of stock for cash ............      12,900             0         10,750              0         10,750
Stock cancelled .......................      (7,500)            0         (6,250)             0         (6,250)
Issuance of stock for cash ............      49,995             0         24,998                        24,998
Net loss for year .....................                                        0        (67,566)       (67,566)
                                        -----------    ----------    -----------    -----------    -----------

Balance December 31, 1998 .............   7,008,801             1        138,008        (70,646)        67,363
                                        -----------    ----------    -----------    -----------    -----------

Issuance of stock for acquisition .....   5,100,000             0      2,889,412              0      2,889,412
Issuance of stock for cash ............   1,253,199             0        891,839              0        891,839
Issuance of stock for services ........     300,000             0         50,000                        50,000
Net loss for year .....................           0             0              0     (1,269,058)    (1,269,058)
                                        -----------    ----------    -----------    -----------    -----------

Balance December 31, 1999 .............  13,662,000             1      3,969,259     (1,339,704)     2,629,556
                                        -----------    ----------    -----------    -----------    -----------

Issuance of stock for services ........     745,000             0        126,650                       126,650
Issuance of stock for cash ............   1,091,664             0        700,000              0        700,000
Issuance of stock to repay Debenture ..   2,856,263             0        500,000              0        500,000
Issuance of stock for acquisition .....     200,000             0        838,763              0        838,763
Net loss for year .....................           0             0              0     (1,386,070)    (1,386,070)
                                        -----------    ----------    -----------    -----------    -----------

Balance December 31, 2000 .............  18,554,927             1      6,134,672     (2,725,774)     3,408,899
                                        -----------    ----------    -----------    -----------    -----------

Issuance of stock for acquisition .....   1,300,000             1              0              0              1
Issuance of stock for cash ............     250,000             0        100,000              0        100,000
Issuance of stock for services ........     300,000             0         30,000              0         30,000
Net loss for period ...................           0             0              0       (137,105)      (137,105)
                                        -----------    ----------    -----------    -----------    -----------

Balance March 31, 2001 ................  20,404,927    $        2    $ 6,264,672    $(2,862,879)   $ 3,401,795
                                        ===========    ==========    ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.

4

ENTRUST FINANCIAL SERVICES, INC.
Consolidated Statement of Cash Flow
For the Three-Months Ended March 31, 2001
(Unaudited)

                                                         Three-Months     Three-Months
                                                             Ended           Ended
                                                         March 31, 2001   March 31, 2000
                                                         --------------   --------------

Cash Flows From Operating Activities:
  Net Income (Loss) .....................................   $(137,105)    $(104,571)
  Adjustments to reconcile net income (loss)
    to net cash provided by/used in operating activities:
  Depreciation and Amortization .........................      85,457        63,615
Changes in Assets & Liabilities:
  Notes Receivable ......................................     (12,814)     (279,958)
  Loans Receivable ......................................    (411,793)      (48,738)
  Accounts Receivable ...................................    (204,614)     (156,009)
  Deposits ..............................................         (50)      (11,100)
  Accounts Payable ......................................      72,406       108,532
  Notes Payable .........................................     156,749        62,044
  Loans Payable .........................................     300,873        40,745
  Impounds ..............................................      27,158             0
  Debenture Payable .....................................           0       500,000
  Accrued Expenses ......................................    (166,870)       63,154
                                                            ---------     ---------
  Net Cash Provided by/ used in Operating Activities ....    (290,603)      237,714
                                                            ---------     ---------

Cash Flows From Investing Activities:
  Capital Expenditures ..................................     (17,367)     (162,224)
                                                            ---------     ---------
  Net Cash Used In Investing Activities .................     (17,367)     (162,224)
                                                            ---------     ---------

Cash Flows From Financing Activities:
  Issuance of Common Stocks .............................    (130,000)      450,000
                                                            ---------     ---------
Net Cash Provided by Financing ..........................    (130,000)      450,000
                                                            ---------     ---------

Net (Decrease) Increase in Cash & Cash Equivalents ......    (437,970)      525,490

Cash & Cash Equivalents at Beginning of Period ..........     538,635        13,145
                                                            ---------     ---------

Cash & Cash Equivalents at End of Period ................   $ 100,665     $ 538,635
                                                            =========     =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for:
  Interest ..............................................       7,782        10,754
  Income Taxes ..........................................           0             0
                                                            =========     =========
NON-CASH TRANSATIONS
Common stock issued in exchange for services ............   $ 314,500     $ 100,000
                                                            =========     =========

The accompanying notes are an integral part of the financial statements.

5

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
For the Three-Months Ended March 31, 2001
(Unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies:

Organization – Nature of Operations

The Company was formed on November 8, 1996, and incorporated under the laws of the State of Colorado. The Company spent several months of preparation and research before beginning formal operations on March 10, 1997. No financial transactions occurred in 1996. The Company is primarily engaged in mortgage banking . The Company official changed its name to Entrust Financial Services, Inc. as of April 6, 2001.

The Company is a Colorado Corporation organized for the purpose of developing and maintaining the business associated with mortgage banking. The Company name has been approved by the State of Colorado division of banking. The Company is an approved banker, which has a correspondent relationship with several large wholesale banks. On April 30, 1999 the Company purchased 100% of Entrust Mortgage, Inc. for Eight Hundred Thousand shares of restricted 144 common stock. Entrust Mortgage, Inc. became a wholly owned subsidiary of Centennial Banc Share Corp. and is included in these consolidated financial statements utilizing the purchase method of accounting.

Entrust Mortgage, Inc. was incorporated under the laws of the State of Colorado on March 4, 1999. The Company originates residential loans in over thirty states and sells them to investors.

The Company originates residential real estate loans and assigns them to various lenders. The Company receives fees from borrowers and yield spread premiums on loans sold to lenders. Management believes that the Company is not economically dependent on any one lender because the Company does assign loans to numerous lenders and has ability to select lenders for assignment.

The Company has entered into various loan purchase and sale agreements. The Company acts as a loan correspondent for lenders for certain loans closed and funded by the company and sold to the lenders. The transfers of the mortgage loans that are subject to these agreements are subject to the warranties, representations and provisions in the agreement. Certain lenders have the right to require the Company to repurchase a mortgage loan for any of the following reasons: (a) if a representation and warranty given by the Company as to a particular mortgage loan is breached, (b) if there has been a breach of any other terms and conditions of the agreement, and (c) if final post-closing documentation is improper or incomplete after a reasonable period of time, the determination of which is at the bank’s discretion. At the lender’s option, the Company shall be required either promptly to cure such a breach in all material respects or to repurchase the mortgage loan at a price equal to the following: The principle balance of the mortgage loan plus interest at the mortgage loan rate from the date to which the interest has last been paid to the date of repurchase.

In December 2000, we purchased certain selected assets, customers and software from Allegro Software, Inc. (a private company). This was an asset purchase agreement represented by the issuance of one million five hundred thousand shares of Common Stock to Entrust Financial Services, Inc. in exchange for the purchased assets.

6

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
For the Three-Months Ended March 31, 2001
(Unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies (Cont):

Capital Stock Transactions

The authorized capital stock of the corporation is 50,000,000 shares of common stock at $.0000001 and 1,000,000 shares of preferred stock at $.0000001 par value. No preferred stock has been issued.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of ninety (90) days or less, to be cash equivalents.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of mortgage notes receivable. The Company grants credit to mortgage borrowers nationwide. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base and the fact that the commissions and fees paid to the Company are remitted to the Company within a short period after the closing. As of March 31, 2001, the Company has no account with more than $100,000, thus the company does not have a significant concentration of credit risk with regard to their financial instruments.

Pervasiveness of Estimates

The preparation of a financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Geographic Area of Operations and Interest Rates

The Company originates residential loans in over thirty states and most geographic areas of the United States. The potential for severe financial impact which can result from negative effects of economic conditions within the market of geographic areas are limited due to the Company’s diverse geographic origination’s. The interest rates at which borrowers can refinance or obtain new financing for real estate acquired has a direct effect on the demand for the Company’s services. Changes in interest rates could result in potential severe impacts on future operations of the Company.

7

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
For the Three-Months Ended March 31, 2001
(Unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies (Cont):

Property and Equipment

Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight –line method over the following estimated useful lives:

         Furniture and fixtures                      7 years
         Computers & Equipment                       5 years
         Leasehold Improvements                      7 years

Intangible Assets

Intangible assets consist of the following at December 31, 1999:

                                                       Estimated Useful Life
                                                       ---------------------
         Client Contracts              1,200,000             20 years
         Corporate Set-up                 65,641              7 years
         Technology Rights               200,000             10 years
         State Approvals                 400,000             40 years

Intangible assets represents the excess of acquisition costs over the fair market value of the net assets of acquired business and is being amortized on a straight-line basis over their estimated useful lives ranging from seven to forty years. In accordance with APB 17, “Intangible Assets”, the Company continues to evaluate the amortization period to determine whether events or circumstances warrant revised amortization periods. Additionally, the Company considers whether the carrying value of such assets should be reduced based on the future benefits of its intangible assets.

Revenue Recognition:

Premiums, discounts and loan fees on warehouse loans held for sale are recognized in income when the related loans are sold. Premiums, yield spreads and loan fees on other loans are recognized when earned.

Fair value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments. The carrying amount of the notes payable are reasonable estimates of fair value as the loans bear interest based on market rates currently available for debt with similar terms.

The fair value estimates presented herein are based on relevant information available to management as of December 31, 1999 and 1998. Management is not aware of any factors that would significantly affect these estimated fair value amounts.

8

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
For the Three-Months Ended March 31, 2001
(Unaudited)

Note 2 - Notes Receivable

Notes receivable as of March 31, 2001 consist of the following:

  Note receivable from EMB Mortgage dated 1/21/98 with an
  interest rate of prime plus 4.25% annually.  Payable upon demand.     $100,000

  Note receivable from EMB Mortgage dated 3/18/99 with no
  interest.  Payable upon demand.                                         90,512

  Note receivable from DC Holding dated 12/22/2000 with no
  interest.  Payable by 6/30/2001                                         75,000

  Note receivable from Scott Sax and Patricia Saunders
  dated 3/31/2001 with no interest rate.  Payable upon demand.            12,814
                                                                         -------
          Total Notes Receivable                                        $278,326
                                                                        ========

Note 3 - Note Payable

Notes payable as of March 31, 2001 consist of the following:

  Note payable to Harsh Development dated Aug. 24, 1999, with an
  annual interest rate of 24% with a maturity date of May 23, 2001.     $ 50,000

  Note payable to Scott Sax and Patricia Saunders dated June, 2000,
  with no interest and payable upon demand.                               97,217

  Note payable to Jerry Burden dated April 20, 2000.  With an annual
  interest rate of 13.5% with a maturity date of April 3, 2002.          100,000

  Note payable to Jerry Burden dated April 20, 2000.  With an annual
  interest rate of 10% with a maturity date of July 30, 2001.             23,220
                                                                        --------

          Total notes payable                                           $270,437
                                                                        ========

Note 4 – Officer’s Compensation

During the organization meeting of the corporation 1,107,500 shares of common stock were issued to the officers and directors of the Company at par value for past service rendered. During the period from January 1 to December 31, 1997 no further compensation was issued to the officers or directors for their contributed services during the preparation and research period.

9

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
For the Three-Months Ended March 31, 2001
(Unaudited)

Note 5 – Impact of Recently Issued Accounting Standards

SFAS No. 131 requires disclosure of certain information regarding operating segments, products, and services, geographic areas of operation and major customers. SFAS No. 134 accounting for mortgage-backed securities retained after the securitization of mortgage loans held for sale by a mortgage banking enterprise. Adoption of these statements is expected to have no impact on the Company’s financial position, results of operation, or cash flows.

Note 6 - Marketable Security

The Company owns 200,000 shares of EMB Corp. common stock; a NASDAQ bulletin board company traded under EMBU. The shares were issued on December 23, 1997, and were subject to Rule 144 of the Securities Act of 1933. The shares are listed at their fair market value, which is the initial cost basis of the security. The Company also owns 10,000 shares of Sea View Underwater Research, Inc. with a fair market value of $2.75 per share as of December 31, 2000.

Note 7 – Commitments

The Company leases its’ offices under long-term leases that are accounted for as operating leases. Future minimum rental payments on all non-cancelable operating leases with initial or remaining lease terms in excess of one year are as follows:

                    Year Ending                         Offices
                    -----------                         -------

                    March 12, 2001                     $ 157,068
                    March 12, 2002                       157,068
                                                        --------
                                                       $ 314,136
                                                        ========

Note 8 – Income Taxes

Significant components of the Company’s deferred tax liabilities and assets are as follows:

   Deferred Tax Liability                             $         0
                                                      ===========
   Deferred Tax Assets
         Net Operating Loss Carryforwards             $ 2,485,307
         Book/Tax Differences in Bases of Assets          377,572
         Less Valuation Allowance                      (2,862,879)
                                                      -----------
   Total Deferred Tax Assets                          $         0
                                                      ===========
   Net Deferred Tax Liability                         $         0
                                                      ===========

10

ENTRUST FINANCIAL SERVICES, INC.
Notes to Financial Statements
For the Three-Months Ended March 31, 2001
(Unaudited)

Note 8 – Income Taxes (Cont)

As of March 31, 2001, the Company had a net operating loss carryfoward for federal tax purposes approximately equal to the accumulated deficit recognized for book purposes, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company’s ability to generate taxable income during the carryforward period, Because the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax asset, which caused the Company’s effective tax rate to differ from the statutory income tax rate. The net operating loss carryforward, if not utilized, will begin to expire in the year 2013.

Note 9 – Loans Receivable and Warehouse Line Payable

Loan receivable represents loans that have been placed for purchase as of March 31, 2001. The Warehouse Line Payable is the amount of money set aside to finance these Loans receivable. These items are offset items.

Note 10 – Legal Proceedings

We have a pending lawsuit in connection with our acquisition of the assets of Vision One Technologies, Inc. The case has been deferred pending the outcome of criminal actions pertaining to one of the defendants.

11

REPORT ON REVIEW BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Entrust Financial Services, Inc.
Denver, CO

We have reviewed the accompanying consolidated balance sheet of Entrust Financial Services, Inc. and subsidiaries as of March 31, 2001 and the related consolidated statement of income and cash flow for the three-months ended March 31, 2001, included in the accompanying Securities and Exchange Commission Form 10-Q for the period ended March 31, 2001. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as December 31, 2000 and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein). In report dated April 13, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of March 31, 2001, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

/s/ Michael Johnson & Co., LLC
Denver, CO
May 11, 2001

12

ITEM 2. Management’s Discussion and Analysis of FinanciaL Condition and Results of Operations.

        Forward-Looking Statements

        The following discussion contains forward-looking statements regarding us, our business, prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: our ability to successfully develop new products for new markets; the impact of competition on our revenues, changes in law or regulatory requirements that adversely affect or preclude customers from using our products for certain applications; delays in our introduction of new products or services; and failure by us to keep pace with emerging technologies.

        When used in this discussion, words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this report and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

        Results of Operations

        We continue to be marginally unprofitable for the three months ended March 31, 2001, although revenues are significantly higher compared to the same period in the previous year. We are near positive cash flow. The majority of our loss consists of non cash items, such as amortization and depreciation. For the three months ended March 31, 2001, the Company had revenues of $1,724,384, compared to revenues of $1,357,436 for the same period ended March 31, 2000. Total expenses for the three months ended March 31, 2001 were $1,861,489compared to expenses of $1,462,007 for the same period ended March 31, 2000. The major components of operating expenses are independent contractor fees, office salaries and associated payroll costs, general and health insurance costs, rent and telephone expenses.

        As a result, we had a net loss of $137,105for the three months ended March 31, 2001, compared to $104,571 for the same period ended March 31, 2000. The net loss per share for the three months ended March 31, 2001 and 2000 were $0.01 and $0.02, respectively.

        Our mortgage operations themselves are profitable. The unprofitability of the combined companies is as a result of our increased software expenses relating to the integration of our acquisition of the Allegro Software operations and large general and administrative expenses which concluded in the first quarter from the winding down of discontinued operations of our Focvs ASP. We believe that we will see significant cost savings as a result. We originally projected overall company profitability during the last half of the fiscal year, and we now expect to reach overall profitability sooner. We plan to continue our emphasis on our core mortgage origination operations and associated activities.

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        Liquidity and Capital Resources

        As of the end of the reporting period, we had cash or cash equivalents of $100,665, compared to $538,635 for the previous year.

        Net cash used by our operating activities was $290,603 for the three months ended March 31, 2001, compared to net cash provided of $237,714 for the three months ended March 31, 2000.

        Cash flows used for investing activities were $17,367 for the three months ended March 31, 2001, compared to $162,224 for the three months ended March 31, 2000.

        We generated $130,000 from financing activities for the three months ended March 31, 2001, compared to raising $450,000 for the three months ended March 31, 2000.

        We exchanged common stock valued at $314,500 for services for the three months ended March 31, 2001, compared to $100,000 for the three months ended March 31, 2000.

        Our cash and cash equivalents are still not sufficient to meet our proposed business plan. We must look at ways to generate sufficient cash and cash equivalents to meet our mortgage company requirements. We are looking at a private placement or debt financing to fund our mortgage company requirements. During the reporting period, we raised $50,000.

        Other than as disclosed herein, there are no plans, proposals, arrangements, or understandings with respect to the sale or issuance of additional securities by us.

        We do not intend to pay dividends in the foreseeable future.

PART II- OTHER INFORMATION

ITEM 1. Legal Proceedings

        We have a pending lawsuit in the Colorado District Court for the City and County of Denver against Stephen B. Torres, J. Scott Oler, Berkley Rasband, and Vision One Technologies, Inc. seeking damages and injunctive relief in connection with our acquisition of the assets of Vision One Technologies, Inc. We have alleged deceit based upon fraud, fraud in connection with the purchase of securities, misappropriation of trade secrets, among other claims. We are seeking actual and punitive damages, as well as injunctive relief against the defendants. The case has been deferred pending the outcome of criminal actions pertaining to one of the defendants.

        We are a defendant in a suit with PCMD, Dan and Diane King, pertaining to payment of equipment and services purported to be sold to Vision One, FNET, and Steven Torres. This suit was filed in the Colorado District Court for the City and County of Denver. The suit pertains to who is responsible for payment, and we are also seeking recovery from PCMD by counterclaim monies paid to them and an accounting of their liability regarding their role in the fraud perpetrated on the company by Steven Torres and Vision One. The case is also in the preliminary stages, with a trial anticipated in November, 2001.

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        Otherwise, no legal proceedings of a material nature to which we are a party were pending during the reporting period, and we know of no legal proceedings of a material nature pending or threatened or judgments entered against any of our directors or officers in his capacity as such.

ITEM 2. Changes in Securities and Use of Proceeds. None.

ITEM 3. Defaults upon Senior Securities. None.

ITEM 4. Submission of Matters to a Vote of Security Holders. None

ITEM 5. Other Information. None.

ITEM 6. Exhibits and Reports on Form 8-K.

        No reports on Form 8-K were filed as of the most recent fiscal quarter.

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SIGNATURES

        In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                                                                          ENTRUST FINANCIAL SERVICES, INC.

Dated:    05/14/01                                                                                                              By:    /s/ Patricia W. Saunders
                                                                                                                                                       Patricia W. Saunders
                                                                                                                                                       Chief Financial and Accounting Officer
                                                                                                                                                       Director

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